Exhibit 10.54

JOINT DEVELOPMENT AGREEMENT

By and Among

ADA-ES, INC.,

and

ENERGY CAPITAL PARTNERS I, LP

ENERGY CAPITAL PARTNERS I-A, LP

ENERGY CAPITAL PARTNERS I-B IP, LP

ENERGY CAPITAL PARTNERS I (CROWFOOT IP), LP

Dated as of October 1, 2008

*	indicates portions of the exhibit that have been omitted pursuant to a request for confidential information. The non-public information has been filed with the Commission.

i

EXHIBITS

Exhibit A – ADA-ES Pre-Closing Contributed Capital Schedule

Exhibit B – Conveyance of Underlying Assets to AC Venture Companies

Exhibit C – Contribution and Assumption Agreements

Exhibit D – Crowfoot Development Limited Liability Company Agreement

Exhibit E – Red River Environmental Products Limited Liability Company Agreement

Exhibit F – Underwood Environmental Products Limited Liability Company Agreement

Exhibit G – Morton Environmental Products Limited Liability Company Agreement

Exhibit H – Crowfoot Supply Company Limited Liability Company Agreement

Exhibit I – Master Services Agreement

Exhibit J – Intellectual Property License Agreement

Exhibit K – ECP Managing Member Certificate

Exhibit L – ADA-ES Secretary’s Certificate

Exhibit M – IP Assignments

Exhibit N – Legal Opinions

Exhibit O – Securities Purchase Agreement

Exhibit P – Owned Real Property Legal Description

Exhibit Q – Joint Press Release

JOINT DEVELOPMENT AGREEMENT

This JOINT DEVELOPMENT AGREEMENT, dated as of October 1, 2008 (the “Effective Date”), is made and entered into by and among ADA-ES, INC., a Colorado Corporation (“ADA-ES”), ENERGY CAPITAL PARTNERS I, LP, a Delaware limited partnership (“ECP I”), ENERGY CAPITAL PARTNERS I-A, LP, a Delaware limited partnership (“ECP I-A”), ENERGY CAPITAL PARTNERS I-B IP, LP, a Delaware limited partnership (“ECP I-B”), and ENERGY CAPITAL PARTNERS I (CROWFOOT IP), LP, a Delaware limited partnership (“ECP Crowfoot”). ECP I, ECP I-A, ECP I-B and ECP Crowfoot collectively, are referred to herein as individually as an “ECP Party” and collectively as the “ECP Parties.” Each of the ECP Parties and ADA-ES is sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 10.1 (Definitions).

WHEREAS, the Parties are interested in developing, financing, constructing, owning and operating activated carbon production facilities and related assets (each a “Project” and collectively the “Projects”);

WHEREAS, ADA-ES has, at its sole expense, commenced a project to evaluate, locate, design and build an initial Project located in Coushatta, Red River Parish, Louisiana, the “Red River Project” and has invested substantial sums in and made substantial progress on the development of this initial Project, including, without limitation, the identification of a site, the submission of an air permit application and the execution of various agreements granting rights to purchase land and coal from the local coal mine, and has formed Red River Environmental Products, LLC, a Delaware limited liability company (the “Red River Project Company”), to own this initial Project;

WHEREAS, ADA-ES has, at its sole expense, commenced additional Projects located in Bowman, Morton County, North Dakota (the “Morton Project”) and Underwood, McLean County, North Dakota (the “Underwood Project”), and has formed Morton Environmental Products, LLC, a Delaware limited liability company (the “Morton Project Company”) and Underwood Environmental Products, LLC, a Delaware limited liability company (the “Underwood Project Company”), respectively, to own such additional Projects;

WHEREAS, ADA-ES has, at its sole expense, purchased equipment, entered into a material supply agreement, leased facilities and taken other actions to provide for the interim supply and processing of activated carbon in Murchison, Texas (the “Murchison Project”), has identified a potential additional facility for the interim processing of activated carbon, and has established Crowfoot Supply Company, LLC, a Delaware limited liability company (the “Supply Company”), to own the interim supply operations;

WHEREAS, ADA-ES has established Crowfoot Development, LLC, a new Delaware limited liability company (the “Development Company”), that will, on the Closing Date, serve as the vehicle through which the Parties jointly engage in the ownership and development, directly or indirectly, of activated carbon production and supply facilities, and will be governed by the terms and provisions of the Operating Agreement;

WHEREAS, ADA-ES desires to make a capital contribution to the Development Company consisting of the ADA-ES Contributed Assets in exchange for a 50% membership interest in the Development Company; and

WHEREAS, the ECP Parties desire to make a capital contribution to the Development Company consisting of the Initial ECP Capital Contribution in exchange for a 50% membership interest in the Development Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

FORMATION OF DEVELOPMENT COMPANY; INITIAL CONTRIBUTIONS

1.1 Formation of Development Company. As of the Effective Date, ADA-ES has formed the Development Company pursuant to the Certificate of Formation of Crowfoot Development, LLC filed on February 19, 2008 with the Secretary of State of the State of Delaware. At the Closing, the Parties will enter into the Operating Agreement and make the initial capital contributions to the Development Company described in this Article I.

1.2 ECP Initial Capital Contribution. Within 15 Business Days following the Closing, on the terms and subject to the conditions set forth in this Agreement, the ECP Parties hereby agree to contribute cash to the Development Company in the manner provided for in Section 2.3(b)(i) (Initial ECP Capital Contribution) in an aggregate amount equal to the Initial ECP Capital Contribution. Pursuant to the terms and subject to the conditions set forth in the Operating Agreement, the ECP Parties shall be obligated to fund additional capital requirements of the Development Company as more particularly set forth in the Operating Agreement.

1.3 ADA-ES Asset Contribution. At Closing, on the terms and subject to the conditions set forth in this Agreement, ADA-ES hereby agrees to transfer, convey, assign and deliver all of its right, title and interest in, to and under (a) the Underlying Assets to the Project Companies and the Supply Company, as applicable, and (b) the ADA-ES Contributed Assets to the Development Company, in each case in the manner forth in Section 2.2 (Contribution of Assets) hereof. At Closing, the Underlying Assets shall be free and clear of all Liens, except for Permitted Encumbrances and the ADA-ES Contributed Assets shall be free and clear of all Liens. Pursuant to the terms and subject to the conditions set forth in the Operating Agreement, ADA-ES shall be obligated to fund additional capital requirements of the Development Company as more particularly set forth in the Operating Agreement.

1.4 Contributed Assets. The “Underlying Assets” shall consist of:

(a) all Real Property and Real Property Leases relating to Real Property, and all rights with respect thereto, owned by any of the ADA-ES Entities on the Effective Date and on the Closing Date and used or held for use in connection with the Business or necessary to the conduct of the Business;

(b) all Personal Property Leases, Business Contracts (other than the Development Company Assumed Contracts), Business Licenses (other than the Charter Documents of ADA-ES and each qualification of ADA-ES to do business as a foreign corporation in states outside of the State of Colorado), Prepaid Expenses, Business Books and Records, and all rights with respect thereto, owned, directly or indirectly, by any of the ADA-ES Entities on the Effective Date and on the Closing Date;

(c) all of the Tangible Personal Property for which ADA has incurred expenditures detailed on the ADA-ES Pre-Closing Contributed Capital Schedule attached hereto as Exhibit A, (such property, the “Capitalized Tangible Personal Property”), as adjusted after the Closing in accordance with Section 2.4; and

(d) all assets listed on Section 1.4 of the Disclosure Schedule.

The “ADA-ES Contributed Assets” shall consist of (i) ADA-ES’s 100% limited liability company interest in each of the Project Companies and the Supply Company immediately following the transfer of the Underlying Assets pursuant to Section 2.2(a) (Contribution of Assets), (ii) all Transferred Intellectual Property, all copies and tangible embodiments of the Transferred Intellectual Property (in whatever form or medium) and all past, present or future claims or causes of action arising out of or relating to any infringement, dilution, misappropriation or other violation of any of the Transferred Intellectual Property, (iii) all goodwill associated with the Business and (iv) the Development Company Assumed Contracts.

1.5 Excluded Assets. The following assets shall be excluded from and shall not be transferred as part of the Underlying Assets (the “Excluded Assets”):

(a) all assets of the ADA-ES Entities exclusively used or held for use in connection with any business conducted by the ADA-ES Entities other than the Business (the “Other Businesses”);

(b) all Intellectual Property primarily (but not exclusively) used or held for use in connection with the conduct of the Other Businesses, including the Intellectual Property listed on Part B of Section 4.6(a) of the Disclosure Schedule; and

(c) all assets listed on Section 1.5 of the Disclosure Schedule.

1.6 Assumed Liabilities. At Closing, pursuant to the Contribution and Assumption Agreements described in Section 2.2 (Contribution of Assets) on the terms and subject to the conditions set forth in this Agreement, each AC Venture Company, as applicable, will, severally and not jointly, assume, and agree to pay, perform and discharge when due, all Liabilities under the Transferred IP accruing, arising out of or relating to events or occurrences happening after the Closing Date, and all Liabilities under the Real Property Leases, Personal Property Leases, Business Contracts and Business Licenses, in each case to the extent assigned to such AC Venture Company, as applicable, but excluding all of the Excluded Liabilities (such assumed liabilities, the “Assumed Liabilities”). The AC Venture Companies shall indemnify ADA-ES against any loss, cost or liability arising out of the Assumed Liabilities.

1.7 Excluded Liabilities. Notwithstanding anything to the contrary in this Agreement, none of the AC Venture Companies shall assume or become responsible for, and shall not be deemed to have assumed or to have become responsible for, and ADA-ES shall retain and assume, any Liabilities other than the Assumed Liabilities (such Liabilities, the “Excluded Liabilities”), including the following:

(a) all Liabilities or obligations of the ADA-ES Entities to the extent arising out of, resulting from or relating to any Excluded Asset;

(b) all Liabilities of the ADA-ES Entities to the extent arising out of, resulting from or relating to any of the Other Businesses;

(c) all Liabilities with respect to the employees, officers, directors and consultants of the ADA-ES Entities, except to the extent arising from a Business Contract expressly assumed by an AC Venture Company pursuant to the Contribution and Assumption Agreement; and

(d) all Liabilities with respect to Benefit Plans of ADA-ES;

(e) all Liabilities associated with or arising from ADA-ES’s obligations under this Agreement or any of the Operative Agreements;

(f) all Liabilities arising from the breach, noncompliance or default at any time on or prior to the Closing Date of any term, covenant or provision of any of the Real Property Leases, Personal Property Leases, Business Contracts or Business Licenses;

(g) all other Liabilities due and payable prior to the Closing Date;

(h) all Liabilities arising from any violation of or default under, or failure of the Business to be operated in compliance with, applicable Laws at any time on or prior to the Closing Date;

(i) all Liabilities in respect of any of the Real Property Leases, Personal Property Leases, Business Contracts or Business Licenses that would be included in the Underlying Assets or the ADA-ES Contributed Assets but for the provisions of Section 1.8 (Third-Party Consents);

(j) all Liabilities incurred in connection with obtaining any consent, authorization or approval in connection with the consummation of the Transactions;

(k) all Liabilities for Taxes of the ADA-ES Entities (other than Taxes assumed by the AC Venture Companies pursuant to Section 5.2(b) (Tax Cooperation; Allocation of Taxes) and Taxes of the AC Venture Companies arising after the Closing Date);

(l) all Liabilities of the ADA-ES Entities with respect to brokers’ fees and expenses or similar fees and expenses contemplated by Section 4.22 (Brokers, Etc.), including all Liabilities arising out of or related to the Credit Suisse Letter other than the 1.875% Debt Financing Fee payable upon the closing of the credit facility in respect of the first line of the Red River Project pursuant to Section 5(a) thereof (the “Debt Financing Fee”).

(m) all Liabilities arising out of or relating to that certain Repayment Agreement (DE-FR26–04NT42059), dated April 6, 2004, by and between the United States Department of Energy and ADA-ES, including Revision M001 thereto and the Toxecon Sorbent Sales Repayment Agreement, dated February 18, 2004, by and among Norit Americas Inc., ADA-ES and ADA Environmental Solutions, LLC (except the payment obligation set forth in subparagraph (3) of Revision M001 thereto to be assumed by the Development Company on or after the Closing Date).

(n) all Losses and other Liabilities arising out of, resulting from or relating to (i) any Existing Actions or Proceedings, (ii) Actions or Proceedings brought by or against ADA-ES exclusively related to the Other Businesses and (iii) Actions or Proceedings arising out of or relating to the relationship between ADA-ES and Calgon Carbon Corporation, including that certain Memorandum of Understanding dated March 20, 2007, by and between Calgon Carbon Corporation and ADA-ES.

ADA-ES shall indemnify the AC Venture Companies against any loss, cost or liability arising out of the Excluded Liabilities.

1.8 Third-Party Consents. To the extent that any Real Property Lease, Personal Property Lease, Business Contract, Confidentiality Agreements or Business License is not assignable to any of the AC Venture Companies without the consent of another Person that is a party thereto, ADA-ES shall use its commercially reasonable efforts to obtain the consent of such other party to the assignment of any such Real Property Lease, Personal Property Lease, Business Contract or Business License to the applicable AC Venture Company in all cases in which such consent is required for such assignment. If any such consent shall not be obtained, ADA-ES and its Affiliates shall (i) continue to be bound thereby, (ii) cooperate with each AC Venture Company in any reasonable arrangement designed to provide to such AC Venture Company the benefits intended to be assigned to such AC Venture Company under the relevant Real Property Lease, Personal Property Lease, Business Contract or Business License, including enforcement of any and any rights of ADA-ES and its Affiliates against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise and (iii) enforce at the ECP Parties’ request, any rights of ADA-ES and its Affiliates under any such Real Property Lease, Personal Property Lease, Business Contract or Business License against the issuer thereof or the other party or parties thereto (including the right to elect to terminate such of the foregoing in accordance with the terms thereof upon the request of the ECP Parties). ADA-ES, without further consideration therefor, and without right of set-off, shall pay and remit to the appropriate AC Venture Company promptly all monies, rights and other considerations received in respect of such performance; provided that, the respective AC Venture Company shall reimburse ADA-ES for the direct, out-of-pocket costs reasonably incurred by ADA-ES after the Closing in performing ADA-ES’s obligations under such Contracts that cannot be assigned. Each of the AC Venture Companies shall use commercially reasonable efforts to perform any portion of any such lease, Contract or license of which the benefits are being provided to such AC Venture Company in accordance with this Section 1.8 to the same extent required of ADA-ES or its Affiliates in such lease, Contract or license. Nothing contained in this Section 1.8 shall limit or impair the ECP Parties’ rights in Section 7.3 (Conditions to Obligations of the ECP Parties).

1.9 Allocations of Value. ADA-ES will prepare and deliver to the ECP Parties an allocation (the “Allocation”) of the value of the assets of the AC Venture Companies in accordance with the Internal Revenue Code of 1986, as amended (“IRC”), and the Treasury Regulations promulgated thereunder. The Allocation shall be delivered by ADA-ES to the ECP Parties within 60 days after the Closing Date for the ECP Parties’ comment or approval. The Parties shall work in good faith to resolve any disputes relating to the Allocation within 45 days from the date on which the Allocation is delivered to the ECP Parties. If the Parties are unable to resolve any such dispute within such 45 day period, such dispute shall be resolved promptly by a nationally recognized independent registered public accounting firm reasonably acceptable to ADA-ES and the ECP Parties that is not rendering (and during the preceding two-year period has not rendered) audit services to either ADA-ES or the ECP Parties or any of their respective Affiliates, the costs of which shall be shared equally by ADA-ES on the one hand and the ECP Parties on the other hand. The Parties shall file all Tax Returns consistent with the final agreed-upon allocation.

ARTICLE II

CLOSING

2.1 Location and Date. The closing of the Transactions (the “Closing”) shall be held at the offices of Latham & Watkins LLP on the date on which all conditions to the consummation of the Transactions set forth in Article VII (Conditions to Closing) have either been satisfied or waived. The date on which Closing occurs is referred to herein as the “Closing Date.”

2.2 Contribution of Assets. At the Closing, ADA-ES shall:

(a) first, transfer or cause to be transferred, as applicable, the Underlying Assets together with the Assumed Liabilities directly related thereto, to the Project Companies and the Supply Company in the manner set forth on Exhibit B hereto and pursuant to the terms of a Contribution and Assumption Agreement, substantially in the form of Exhibit C-1 hereto, free and clear of all Liens other than Permitted Encumbrances; and

(b) second, immediately following consummation of the transfers contemplated by Section 2.2(a), transfer or cause to be transferred, as applicable, the ADA-ES Contributed Assets (which, following the transfers contemplated by Section 2.2(a), shall consist of 100% of the limited liability company interests of each of the Project Companies and the Supply Company, the Transferred Intellectual Property and the Development Company Assumed Contracts) together with the Assumed Liabilities directly related thereto, to the Development Company, pursuant to the terms of a Contribution and Assumption Agreement, substantially in the form of Exhibit C-2 (together with the form of Contribution and Assumption Agreement attached as Exhibit C-1 hereto the “Contribution and Assumption Agreements”) free and clear of all Liens.

2.3 Actions and Deliveries at Closing. At the Closing (or at such other time specified below), on the terms and subject to the conditions set forth in this Agreement, each of ADA-ES and the ECP Parties, as applicable, shall make the following deliveries and take or cause to be taken the following actions (the “Closing Actions and Deliveries”):

(a) Mutual Closing Actions and Deliveries.

(i) Development Company Operating Agreement. Each Party and the Development Company shall execute and deliver to the other Parties the limited liability company agreement for the Development Company, substantially in the form of Exhibit D hereto (the “Operating Agreement”).

(ii) AC Venture Company Operating Agreement. ADA-ES and the ECP Parties shall cause the Development Company to execute and deliver to each Project Company and the Supply Company, and each Project Company and the Supply Company shall execute and deliver to the Development Company the following, as applicable: (A) the limited liability company agreement for the Red River Project Company, substantially in the form attached hereto as Exhibit E, (B) the limited liability company agreement for the Underwood Project Company, substantially in the form attached here to as Exhibit F, (C) the limited liability company agreement for the Morton Project Company, substantially in the form attached here to as Exhibit G and (D) the limited liability company agreement for the Supply Company, substantially in the form attached hereto as Exhibit H.

(iii) Master Services Agreement. ADA-ES shall execute and deliver to the Development Company, and ADA-ES and the ECP Parties shall cause the Development Company to execute and deliver to ADA-ES, the Master Services Agreement, substantially in the form attached hereto as Exhibit I (the “Master Services Agreement”).

(iv) Intellectual Property License Agreement. ADA-ES shall execute and deliver to the Development Company, and ADA-ES and the ECP Parties shall cause the Development Company to execute and deliver to ADA-ES, the Intellectual Property License Agreement, substantially in the form attached hereto as Exhibit J (the “Intellectual Property License Agreement”).

(v) W-9 Deliveries. Each Party shall deliver to the Development Company an IRS Form W-9.

(vi) Additional Actions. The Parties shall execute and deliver, or cause to be executed and delivered, all other documents, and take such other actions, in each case as shall be necessary or appropriate, to consummate the Transactions, all in accordance with the provisions of this Agreement.

(b) ECP Party Closing Actions and Deliveries.

(i) Initial ECP Capital Contribution. Within 15 Business Days following the Closing, the ECP Parties shall pay to the Development Company by wire transfer of immediately available funds a cash contribution of $16,863,273, the “Initial ECP Capital Contribution”). The Initial ECP Capital Contribution is based upon the assumption that ADA-ES has made, through 11:59 p.m., Mountain Time, on September 10, 2008, capital contributions to the Development Company equal to the aggregate amounts set forth on Exhibit A attached hereto, which details the categories and dollar amounts of such expenditures as of September 10, 2008 (the “ADA-ES Pre-Closing Contributed Capital Schedule”). The ADA-ES Pre-Closing Contributed Capital Schedule shall be subject to adjustment as set forth in Section 2.4. In addition, the Parties acknowledge that the ECP Parties have made capital contributions to the Development Company (other than the Initial ECP Capital Contribution) in an amount equal to $200,000.

(ii) Certificate of Managing Member. The ECP Parties shall deliver to the Development Company and ADA-ES, dated as of the Closing Date, a duly executed certificate of the managing member of each of the ECP Parties, substantially in the form of Exhibit K hereto.

(c) ADA-ES Closing Actions and Deliveries.

(i) Conveyance of Assets. ADA-ES shall effect the transfers contemplated by Section 2.2 (Contribution of Assets). The Parties agree that the ADA-ES Contributed Assets are valued at $17,063,273. In furtherance of the foregoing, ADA-ES and the ECP Parties shall cause the Development Company to be admitted as the sole member of each of the Project Companies and the Supply Company.

(ii) Consents and Approvals. ADA-ES will deliver to the ECP Parties, in form and substance reasonably satisfactory to ADA-ES and the ECP Parties and without any material or commercially unreasonable amendment or change to the terms and conditions of the Real Property Leases, Personal Property Leases, Business Contracts and Business Licenses (each lawfully transferred, if not already in the correct name, in the name of the Development Company or its designee), all authorizations, consents, Orders and approvals of all Governmental Authorities and officials and all third party consents (or waivers in lieu thereof) listed on Section 2.3(c)(ii) of the Disclosure Schedule.

(iii) ECP Membership Interest. ADA-ES shall cause the Development Company to issue to the ECP Parties, pro rata in proportion to their relative Capital Commitments (as defined in the Operating Agreement), the ECP Membership Interest.

(iv) Secretary’s Certificate. ADA-ES will deliver to the Development Company and the ECP Parties, dated as of the Closing Date, a duly executed certificate of the Secretary of ADA-ES, substantially in the form of Exhibit L hereto.

(v) IP Assignments. ADA-ES will deliver to the Development Company and the ECP Parties duly executed instruments of assignment with respect to patents and patent applications, trademark and service mark registrations and applications, copyright registrations and applications included in the Underlying Assets, substantially in the form of Exhibit M attached hereto.

(vi) Legal Opinions. ADA-ES will deliver to the Development Company and the ECP Parties, dated as of the Closing Date, legal opinions of Schuchat, Herzog & Brenman, LLC and Fox Rothschild LLP, substantially in the form of Exhibit N-1 and Exhibit N-2 attached hereto.

2.4 Post-Closing Adjustments.

(a) Delivery of ADA-ES Closing Date Contributed Capital Schedule. On or before October 15, 2008, ADA-ES shall prepare in good faith and deliver to the ECP Parties a detailed statement that will supplement the ADA-ES Pre-Closing Contributed Capital Schedule setting forth in reasonable detail ADA-ES’s capital contributions to the Development Company between September 11, 2008 and the Closing Date (such supplement to Exhibit A referred to as the “ADA-ES Closing Date Contributed Capital Schedule”).

(b) Review and Audit by ECP Parties. The ECP Parties shall have 10 Business Days following receipt of the proposed ADA-ES Closing Date Contributed Capital Schedule to review such schedule and to accept or object to all or any portion of the capital contributions detailed therein. The ECP Parties, and their authorized representatives, shall be entitled, at their option, to conduct a review of the relevant books and records of ADA-ES that relate to the capital contributions detailed on the ADA-ES Closing Date Contributed Capital Schedule (and make copies thereof), including, without limitation, any relevant accounting work papers. ADA-ES shall make all such books and records reasonably available to the ECP Parties for review and shall otherwise provide all information, cooperation and assistance reasonably requested by the ECP Parties in connection with such review.

(c) Acceptance or Objection by ECP Parties. Unless the ECP Parties deliver written notice to ADA-ES on or prior to the 10th Business Day following the ECP Parties’ receipt of the ADA-ES Closing Date Contributed Capital Schedule, the ECP Parties shall be deemed to have accepted such ADA-ES Closing Date Contributed Capital Schedule. If the ECP Parties so notify ADA-ES of such an objection to the ADA-ES Closing Date Contributed Capital Schedule, the parties shall within 10 days following the date of such notice (the “Negotiation Period”) negotiate in good faith to resolve their differences. Any resolution by them as to any disputed amount shall be final, binding, conclusive and nonappealable, and judgment upon any such determination may be entered in any court of competent jurisdiction. Any such resolution, including through the use of a Neutral Auditor as hereinafter provided, shall be reflected on a mutually agreeable final ADA-ES Closing Date Capital Contribution Schedule. The final schedule that is established pursuant to this Section 2.4(c) or Section 2.4(d) is referred to herein as the “Final ADA-ES Contributed Capital Schedule.”

(d) Resolution of Disputes by Neutral Auditor. If, at the conclusion of the Negotiation Period, the parties have not resolved their disputes, then all amounts remaining in dispute shall, at the election of either Party, be submitted to an auditor who shall be selected by the mutual agreement of the parties (“Neutral Auditor”). The Neutral Auditor shall be engaged no later than 10 days after an election by a Party to submit its objections to the Neutral Auditor, and each party agrees to execute, if requested by the Neutral Auditor, a reasonable engagement letter. The Neutral Auditor shall be a nationally recognized independent registered accounting firm that is not rendering (and during the preceding two-year period has not rendered) audit services to either ADA-ES or the ECP Parties or any of their respective Affiliates. If the parties are unable to agree on such Neutral Auditor, then the respective accounting firms of ADA-ES and the ECP Parties shall choose the Neutral Auditor. All fees and expenses of the Neutral Auditor shall be borne equally by ADA-ES and the ECP Parties. The Neutral Auditor shall act as an arbitrator to determine, based solely on the presentations by ADA-ES and the ECP Parties, and not by independent review, only those issues still in dispute. The Neutral Auditor’s determination shall be made within 30 days of its engagement, shall be set forth in a written statement delivered to ADA-ES and the ECP Parties and shall be final, binding, conclusive and nonappealable. Such determination will be reflected in the Final ADA-ES Contributed Capital Schedule.

(e) Immediately upon the acceptance or other determination of the Final ADA-ES Capital Contribution Schedule, ADA-ES shall (i) assign and convey to the Red River Project Company all Tangible Personal Property reflected on such Final ADA-ES Contributed Capital schedule, and (ii) be deemed to have made a capital contribution to the Development Company in an amount equal to the total expenditures set forth on such ADA-ES Closing Date Contributed Capital Schedule (the “ADA-ES Adjustment Amount”) pursuant to and in accordance with Section 3.3(c)(i) of the Operating Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE ECP PARTIES

Each ECP Party hereby represents and warrants, severally and not jointly and solely with respect to itself and not with respect to any other ECP Party to ADA-ES, as of each of the Effective Date and the Closing Date, as follows:

3.1 Corporate Existence of the ECP Party. The ECP Party is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware and has the power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions.

3.2 Authority. The execution and delivery by the ECP Party of this Agreement and the Operative Agreements to which it is a party, and the performance by such ECP Party of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite action on the part of such ECP Party under the laws of the State of Delaware and under its Charter Documents. This Agreement has been duly and validly executed and delivered by the ECP Party and constitutes, and upon the execution and delivery by the ECP Party of the Operative Agreements to which it is a party, such Operative Agreements will constitute legal, valid and binding obligations of the ECP Party enforceable against the ECP Party in accordance with their terms, except as such enforceability may be limited by bankruptcy laws and other Laws affecting creditors’ rights generally, and general principles of equity that restrict the availability of equitable remedies.

3.3 No Conflicts. The execution and delivery by the ECP Party of this Agreement does not, and the execution and delivery by the ECP Party of the Operative Agreements to which it is a party, the performance by the ECP Party of its obligations under this Agreement and such Operative Agreements and the consummation of the Transactions will not:

(a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of the ECP Party;

(b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the ECP Party or any of its assets and properties (other than such conflicts, violations or breaches which could not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, the Operative Agreements to which it is a party or the Transactions); or

(c) except as could not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, the Operative Agreements to which the ECP Party is a party or the Transactions, (i) conflict with or result in a material violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a material default or result in the imposition of any fees or penalties under, (iii) give rise to any right of termination, amendment, acceleration or cancellation of, (iv) require the ECP Party to obtain any material consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (v) result in the creation or imposition of any material Lien upon the ECP Party or any of their assets or properties under any contract, lease, mortgage, instrument or other document or agreement or authorization of a Governmental Authority to which the ECP Party is a party or by which any of the ECP Party’s assets and properties are bound.

3.4 Governmental Approvals and Filings. Except for any filing or consent required under the HSR Act, no material consent, approval or action of, filing with or notice to any Governmental Authority on the part of the ECP Party is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the Transactions, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice would not adversely affect the ability of the ECP Party to consummate the Transactions or to perform its obligations hereunder or thereunder.

3.5 Accredited Investor. The ECP Party is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act and is acquiring the portion of the ECP Membership Interest for investment solely for its own account and not with a view to or in connection with the distribution thereof. The ECP Party has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Development Company and its membership interest therein and has concluded that it is able to bear these risks and fully understands and acknowledges that its investment in the Development Company and its membership interest therein is a speculative investment which involves a high degree of risk. The ECP Party further understands and agrees that the ECP Membership Interest and other interests in the Development Company will be governed by, and subject to the restrictions set forth in, the Operating Agreement.

3.6 Brokers, Etc. All negotiations relative to this Agreement, the Operative Agreements and the Transactions have been carried out by the ECP Party without the intervention or assistance of any Person on behalf of the ECP Party that might give rise to any valid claim by any Person against the ECP Party or the ADA-ES Entities for a finder’s fee, brokerage commission or similar payment.

3.7 Legal Proceedings. There are no Actions or Proceedings pending or, to the ECP Party’s Knowledge, threatened that could reasonably be expected to result in a Material Adverse Effect on the ECP Party or that question the validity of this Agreement, or of the Operative Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the Operative Agreements. There are no judgments, Orders, decrees, citations, fines or penalties heretofore assessed against the ECP Party that could reasonably be expected to result in a Material Adverse Effect on the ECP Party or that impair, estop, impede, restrain, ban or otherwise materially adversely affect the ECP Party’s ability to satisfy or perform any of its obligations pursuant to this Agreement under any federal, state or local Law.

3.8 Availability of Funds. The ECP Party has, on the Effective Date, and at the Closing will have, access to liquid capital or committed sources of capital sufficient to permit the ECP Party to perform timely its obligations under this Agreement and the Operative Agreements to which it is a party which are required to be performed on or within the 15 Business Days following the Closing Date and to its Knowledge there is no occurrence, event or condition with respect to it that would prevent it from performing all of its obligations under this Agreement after Closing.

3.9 No Other Representations or Warranties. The ECP Party acknowledges that, except for the representations and warranties of ADA-ES contained in Article IV (Representations and Warranties of ADA-ES) of this Agreement, neither ADA-ES nor any of its directors, officers, employees, Affiliates, agents, advisors or representatives makes, has made or shall be deemed to have made any representation or warranty, express or implied.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ADA-ES

ADA-ES hereby represents and warrants to the ECP Parties, as of each of the Effective Date and the Closing Date, as follows:

4.1 Corporate Existence of ADA-ES. ADA-ES is a corporation duly organized, validly existing and in good standing under the Laws of the State of Colorado with full power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions.

4.2 AC Venture Companies. Each of the AC Venture Companies is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware with full power and authority to own and operate its respective assets, properties and businesses, including their respective Projects.

4.3 Authority. The execution and delivery by ADA-ES of this Agreement and the Operative Agreements to which it is a party, and the performance by ADA-ES of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite action on the part of ADA-ES under the laws of the State of Colorado and under its Charter Documents. This Agreement has been duly and validly executed and delivered by ADA-ES and constitutes, and upon the execution and delivery by ADA-ES of the Operative Agreements to which it is a party, such Operative Agreements will constitute legal, valid and binding obligations of ADA-ES enforceable against ADA-ES in accordance with their terms except as such enforceability may be limited by bankruptcy laws and other Laws affecting creditors’ rights generally, and general principles of equity that restrict the availability of equitable remedies.

4.4 No Conflicts. The execution and delivery by ADA-ES of this Agreement and the Operative Agreements to which it is a party do not, and the performance by ADA-ES of its obligations under this Agreement and such Operative Agreements and the consummation of the Transactions will not:

(a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of any of the ADA-ES Entities;

(b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed on Section 4.4(b) of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the ADA-ES Entities or any of their assets or properties (other than such conflicts, violations or breaches which could not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, the Operative Agreements to which it is a party or the Transactions); or

(c) except as disclosed on Section 4.4(c) of the Disclosure Schedule or as could not reasonably be expected to adversely affect the validity or enforceability of this Agreement, the Operative Agreements to which it is a party or the Transactions, (i) conflict with or result in a material violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a material default or result in the imposition of any fees or penalties under, (iii) give rise to any right of termination, amendment, acceleration or cancellation of, (iv) require the ADA-ES Entities to obtain any material consent, approval (other than the consents and approvals already listed in Section 2.3(c)(ii) of the Disclosure Schedule), or action of, make any filing with or give any notice to any Person (other than those filings and consents with Governmental Authorities listed in Section 4.5 of the Disclosure Schedule) as a result or under the terms of or (v) result in the creation or imposition of any material Lien upon the ADA-ES Entities or any of their assets or properties under any Contract, lease, mortgage, instrument or other document or agreement or authorization of a Governmental Authority to which the ADA-ES Entities are a party or by which any of their assets and properties are bound.

4.5 Governmental Approvals and Filings. Except as disclosed on Section 4.5 of the Disclosure Schedule, or any filing or consent required under the HSR Act, no material consent, approval or action of, filing with or notice to any Governmental Authority on the part of any of the ADA-ES Entities is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which they are a party or the consummation of the Transactions, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice would not adversely affect the ability of the ADA-ES Entities to consummate the Transactions or to perform their respective obligations hereunder or thereunder. For the sake of clarity, “performance” of the Operative Agreements as used in this representation is not intended to extend to the need of each Project Company to obtain permits and approvals necessary for activated carbon production and supply.

4.6 Intellectual Property.

(a) Part A of Section 4.6(a) of the Disclosure Schedule contains a true and complete list of all Transferred Intellectual Property that constitutes patents, patent applications, patent disclosures and invention disclosures, trademark and service mark registrations and applications, copyright registrations and applications, internet domain names, and material unregistered trademarks, service marks and copyrights, including all such Intellectual Property required in connection with the construction and operation of the Projects. Part B of Section 4.6(a) of the Disclosure Schedule contains a true and complete list of all other patents, patent applications, patent disclosures and invention disclosures, trademark and service mark registrations and applications, copyright registrations and applications, internet domain names, and material unregistered trademarks, service marks and copyrights used or held for use in connection with the Business, including all such Intellectual Property required in connection with the construction and operation of the Projects (other than Transferred Intellectual Property). Except as disclosed in Section 4.6(a) of the Disclosure Schedule, with respect to each item of Intellectual Property required to be listed on Section 4.6(a) of the Disclosure Schedule, (i) one of the ADA-ES Entities is the sole owner and possesses all right, title and interest in and to the item, (ii) none of the ADA-ES Entities has granted to any Person any license, option or other rights in or to such item, (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to ADA-ES’s Knowledge, is threatened that challenges the validity, enforceability, registration, use or ownership of the item and (iv) any registration with, application to, filing with and/or issuance from any Governmental Authorities with respect to the item is subsisting, unexpired and in full force and effect.

(b) Except as disclosed in Section 4.6(b) of the Disclosure Schedule, (i) the ADA-ES Entities are in possession of and have good title to, or have valid rights under Contract to use, all the Transferred Intellectual Property and the Licensed IP, free and clear of all Liens, except for Permitted Encumbrances, (ii) there are no material restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Business in respect of any Transferred Intellectual Property, (iii) none of the ADA-ES Entities has received any notice that it is in material default (or with the giving of notice or lapse of time or both, would be in material default) under any Contract to use any of the Transferred Intellectual Property or Licensed IP, (iv) to ADA-ES’s Knowledge, no rights of any of the ADA-ES Entities in the Transferred Intellectual Property or the Licensed IP is being infringed, diluted, misappropriated or otherwise violated by any other Person, nor is the conduct of the Business infringing, diluting, misappropriating or otherwise violating any of the rights of Intellectual Property of any other Person, (v) except for the Intellectual Property used by ADA-ES in the provision of services to the Company pursuant to the Master Services Agreement, the Underlying Assets, the ADA-ES Contributed Assets and the Licensed IP include all Intellectual Property used or held for use as of the Effective Date and the Closing Date, as applicable, in connection with or necessary for the conduct of the Business, including, without limitation, the making of activated carbon and developing, constructing, owning, activating and supplying activated carbon production facilities and related assets and (vi) the execution, delivery and performance of this Agreement and the Operative Agreements, and the consummation of the Transactions, will not result in the loss or impairment of, or give rise to any right of any third Person to terminate the right of the ADA-ES Entities to own or use, any of the Transferred Intellectual Property or Licensed IP, nor require the consent of any Person in respect thereof.

(c) Except as disclosed in Section 4.6(c) of the Disclosure Schedule, all former and current officers, directors, employees, personnel, consultants, advisors, agents and of each of the ADA-ES Entities, and each of their predecessors, who have contributed to or participated in the conception or development of Intellectual Property for any of the ADA-ES Entities have entered into valid and binding proprietary rights agreements with one of the ADA-ES Entities, as applicable, vesting or assigning ownership of such Intellectual Property in such ADA-ES Entity. The ADA-ES Entities are taking and have taken all steps necessary to maintain, police and protect each item of the Intellectual Property used or held for use in connection with the Business or necessary to the conduct of the Business.

4.7 Liabilities. The AC Venture Companies and the Business do not have any Liabilities, other than Liabilities in respect of any Business Contract, Business License, Real Property Lease or Tangible Personal Property Lease, liabilities assumed pursuant to Section 5.2(b), and the Debt Financing Fee, in each case to the extent the same constitute Assumed Liabilities.

4.8 Legal Proceedings. Except for those Actions or Proceedings disclosed on Section 4.8 of the Disclosure Schedule (“Existing Actions or Proceedings”), (a) there are no Actions or Proceedings pending or, to ADA-ES’s Knowledge, threatened against, relating to or affecting the AC Venture Companies, the Underlying Assets or the Business, (b) there are no Orders outstanding against the AC Venture Companies or the Business, (c) there are no Actions or Proceedings pending or, to ADA-ES’s Knowledge, threatened that could be reasonably expected to result in a Material Adverse Effect on ADA-ES, the AC Venture Companies or the Business or that question the validity of this Agreement or the Operative Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the Operative Agreements and (d) there are no judgments, Orders, decrees, citations, fines or penalties heretofore assessed against the ADA-ES Entities that could be reasonably expected to result in a Material Adverse Effect on ADA-ES, the AC Venture Companies or the Business or that impair, estop, impede, restrain, ban or otherwise materially adversely affect the ADA-ES Entities’ ability to satisfy or perform any of their obligations pursuant to this Agreement under any federal, state or local Law.

4.9 Compliance with Laws and Orders. Except as disclosed on Section 4.9 of the Disclosure Schedule, (a) the Business is not in violation of or in default under, and has materially complied with, each Law and Order applicable to the Business, including, without limitation, the development, construction, ownership, operation, maintenance and use of the Projects and (b) the ADA-ES Entities have not received any notification of any asserted present or past material failure to comply with such Laws or Orders.

4.10 Benefit Plans. Except as disclosed on Section 4.10 of the Disclosure Schedule, the AC Venture Companies do not (a) have any employees, (b) sponsor, maintain, participate in or contribute to (or have any obligation to do so), or otherwise have any present or future liability (whether absolute or contingent, including, without limitation, any such liability pursuant to Title IV of ERISA) with respect to any Benefit Plan or (c) have any present or future liability with respect to any current or former employee of the ADA-ES Entities (including, without limitation, any wages, incentive compensation, vacation pay, expense reimbursement, statutory deductions or withholdings, employment termination costs or employee benefits). Except as disclosed in Section 4.10 of the Disclosure Schedule, the execution of, shareholder approval of or consummation of the Transactions contemplated by this Agreement will not entitle any member of the Team to any form of compensation payment or benefit from the AC Venture Companies or the Business.

4.11 Underlying Assets. As of the Effective Date, ADA-ES has, and the respective AC Venture Companies have, and as of the Closing Date, the AC Venture Companies to which the Underlying Assets are transferred shall have, good and marketable title to, and be the lawful owner of, the Underlying Assets and the ADA-ES Contributed Assets. The Underlying Assets, the ADA-ES Contributed Assets, the provision of services by ADA-ES to the Development Company and its Affiliates pursuant to the Master Services Agreement, and the Licensed IP constitute all assets, properties and contract rights of each of the ADA-ES Entities used or held for use in connection with the operation of the Business or necessary to the conduct of the Business. The transfer of the Underlying Assets by ADA-ES to the Project Companies and Supply Company pursuant to this Agreement, the transfer of the ADA-ES Contributed Assets to the Development Company pursuant to this Agreement, the licensing of the Licensed IP by ADA-ES to the Development Company pursuant to the Intellectual Property License Agreement and the provision of services by ADA-ES to the Development Company and its Affiliates pursuant to the Master Services Agreement, will effectively convey to the AC Venture Companies all assets, properties and contract rights of each of the ADA-ES Entities used or held for use in connection with the operation of the Business or necessary to the conduct of the Business (whether owned, leased, held under license or otherwise). Except for the provision of services pursuant to the Master Services Agreement and the Licensed IP, there are no shared assets, properties or contract rights of each of the ADA-ES Entities used or held for use in connection with the operation of the Business or necessary to the conduct of the Business (whether owned, leased, held under license or otherwise) which are used or held for use in connection with the Business and in connection with the Other Businesses.

4.12 Real Property.

(a) Section 4.12(a) of the Disclosure Schedule identifies all Owned Real Property owned, used, held or operated in connection with the Business. Except as disclosed on Section 4.12(a) of the Disclosure Schedule, the Red River Project Company owns and has good, marketable and indefeasible title to the Owned Real Property and the Improvements thereon, free and clear of all Liens, except for Permitted Encumbrances and all Liens that will be released as of the Closing Date. All Liens against the Owned Real Property (other than Permitted Encumbrances) will be released as of the Closing Date.

(b) Section 4.12(b) of the Disclosure Schedule identifies all of the options for real property held or owned by ADA-ES or the AC Venture Companies relating to the Projects or any additional projects being contemplated or developed in connection with the Business (the “Real Property Options”). Each of the Real Property Options is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Person who is the optionee thereunder and, to ADA-ES’s Knowledge, each other Person that is a party thereto, and has been assigned to an AC Venture Company on or before the Closing Date and may be exercised in accordance with its terms by such AC Venture Company, to purchase the property more particularly described therein. As to each of the Real Property Options, there is presently no material default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder, nor are there any pending or, to ADA-ES’s Knowledge, threatened claims by any Person alleging any such material default. Except as set forth in Section 4.12(b) of the Disclosure Schedule, (i) the enforceability of the Real Property Options will not be impaired in any material respect by the execution or delivery of this Agreement or the consummation of the Transactions, (ii) neither the execution and delivery of this Agreement, nor the consummation of the Transactions, will entitle any optionor under the Real Property Options to terminate such Real Property Options prior to the scheduled expiration thereof and (iii) none of the ADA-ES Entities are currently participating in any discussions or negotiations regarding termination of any of the Real Property Options prior to the scheduled expiration of such Real Property Options (whether by reason of a breach or alleged breach by the optionee thereunder or otherwise).

(c) Section 4.12(c) of the Disclosure Schedule identifies all of the Leased Real Property and Real Property Leases owned, used, held or operated in connection with the Business. Each of ADA-ES and the Red River Project Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties subject to the Real Property Leases, subject to the terms of such Real Property Leases, free and clear of all Liens, except for Permitted Encumbrances, Liens that will be released as of the Closing Date and the Liens disclosed on Section 4.12(c) of the Disclosure Schedule. All Liens against the AC Venture Companies’ interests in the Leased Real Property (which, for the avoidance of doubt, excludes mortgages by the landlord of such Leased Real Property), other than Permitted Encumbrances, will be released as of the Closing Date. Each of the Real Property Leases is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Person who is the “tenant” or “lessee” thereunder and, to ADA-ES’s Knowledge, each other Person that is a party thereto, and from and after the Closing Date, will be enforceable against the Red River Project Company or Crowfoot Supply Company, LLC, respectively, and, to the Knowledge of ADA-ES, each other Person that is a party thereto. As to each Real Property Lease, there is presently no material default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder, nor are there any pending or, to ADA-ES’s Knowledge, threatened claims by any Person alleging any such material default. Except as set forth in Section 4.12(c) of the Disclosure Schedule, (i) the enforceability of the Real Property Leases will not be impaired in any material respect by the execution or delivery of this Agreement or the consummation of the Transactions, (ii) neither the execution and delivery of this Agreement, nor the consummation of the Transactions, will entitle the “landlord” or “lessor” under any Real Property Lease to terminate such Real Property Lease prior to the scheduled expiration thereof and (iii) none of the ADA-ES Entities are currently participating in any discussions or negotiations regarding termination of any Real Property Lease prior to the scheduled expiration of such Real Property Lease (whether by reason of a breach or alleged breach by the tenant thereunder or otherwise).

(d) To the extent in the ADA-ES Entities’ possession or Control, ADA-ES has delivered or made available to the ECP Parties prior to the execution of this Agreement true and complete copies of the Real Property Leases, Easements, Real Property Options and all deeds, certificates of occupancy, title insurance commitments or policies, title reports, title opinions, surveys and similar documents with respect to the Real Property, the Real Property Leases, Real Property Options and/or the Easements. Except as disclosed on Section 4.12(d) of the Disclosure Schedule, the Real Property Leases reflect the entire agreement with the landlord thereunder with respect thereto. Except as disclosed on Section 4.12(d) of the Disclosure Schedule, the Real Property Options reflect the entire agreement with the counterparty thereunder with respect thereto.

(e) Except as disclosed on Section 4.12(e) of the Disclosure Schedule, the Improvements and the Easement Improvements are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted. Except as set forth in Section 4.12(e) of the Disclosure Schedule, none of the ADA-ES Entities have received written notice from any Governmental Authority that any portion of the Real Property, or any of the Improvements or Easement Improvements located thereon, currently violates any applicable Laws in any material respect, including those Laws relating to zoning, building, land use, health and safety, fire, air, sanitation and noise control. Except as set forth in Section 4.12(e) of the Disclosure Schedule, except for any applicable Permitted Encumbrances, no Real Property is subject to any written governmental decree or Order specifically issued with respect to such Real Property (or, to ADA-ES’s Knowledge, any threatened or proposed Order) requiring the repair, removal or alteration of any Improvements or Easement Improvements located on such Real Property.

(f) Except as disclosed on Section 4.12(f) of the Disclosure Schedule, there are no condemnation or appropriation proceedings pending or, to ADA-ES’s Knowledge, threatened against any of the Real Property, the Improvements or the Easement Improvements.

(g) Except as disclosed on Section 4.12(g) of the Disclosure Schedule, there are no options, rights of first refusal, preferential purchase rights or similar rights in effect for any Person to purchase any of the Owned Real Property, or to ADA-ES’s Knowledge, any of the Leased Real Property or, except for the Real Property Options, the real property related to the Real Property Options.

(h) The Murchison Project is supplied with utilities and other services necessary (i) for the operation of the business located thereon in accordance with past practice and (ii) for the future operation of the Business as presently planned to be conducted by the Murchison Project, including future phases of development currently planned in due course, or has rights to connect to such services and utilities and has legal access to such services and utilities, including, without limitation, gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting such Real Property.

(i) There are no shared facilities or services at the Real Property which are shared between the Business and any of the Other Businesses.

(j) Each parcel of Real Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel, and access to each parcel of Real Property is provided by paved, gravel, dirt or other improved public right-of-way with adequate curb cuts available.

(k) There are no Improvements on the Owned Real Property. The Improvements on the Leased Real Property comply with all Laws, including, without limitation, all federal, state and local statutes, ordinances, codes, Orders, requirements, rules and regulations, and the terms of any entitlements benefiting the Real Property on which such Improvements are located, independently and without benefit of any restrictions or burdens imposed upon other real property, or other rights with respect to any other real property, such as, for example: (i) parking facilities needed for the Improvements but located on real property not constituting Real Property as defined in this Agreement; (ii) development restrictions affecting such other real property or (iii) other use or construction limitations affecting such other real property.

4.13 Capitalized Tangible Personal Property. Except as disclosed on Section 4.13 of the Disclosure Schedule, the Business is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, the Capitalized Tangible Personal Property free and clear of all Liens, except for the Permitted Encumbrances, and all items of such Capitalized Tangible Personal Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted. All Liens disclosed on Section 4.13 of the Disclosure Schedule will be released as of the Closing Date.

4.14 LLC Interests.

(a) ADA-ES owns each of the AC Venture Company Interests free and clear of all Liens. The AC Venture Company Interests constitute all of the outstanding equity interests in each of the AC Venture Companies. None of the AC Venture Companies is obligated to issue any equity interests, or any security convertible into or exercisable or exchangeable for such interests, or any options, warrants, plans, conversion rights or other contractual rights to any of the foregoing and no Person has any right of first refusal or any preemptive rights in connection with any of the AC Venture Company Interests or the Transactions. Except as disclosed on Section 4.14 of the Disclosure Schedule, none of the AC Venture Companies owns an equity or other interest in any other Person. After giving effect to the Transactions contemplated hereby, except as specifically provided in this Agreement and the Operating Agreement, none of ADA-ES or any of its Affiliates shall have any rights to the Project Companies or the Supply Company or any property thereof. Except as specifically contemplated by this Agreement and the Transactions, there are no outstanding preemptive or other rights, plans, options, warrants, conversion rights or agreements for the purchase or acquisition from any AC Venture Company of any of its membership interests.

(b) The membership interests in the Development Company, including the ECP Membership Interest, to be issued at the Closing to the ECP Parties pursuant to this Agreement and the Operating Agreement, when issued and delivered in accordance with the terms hereof and thereof, will be duly authorized, validly issued and entitled to the benefits under, and subject to the restrictions of, the Operating Agreement. Except to the extent provided in the Operating Agreement, the Development Company is not obligated to issue any other interests in the Development Company, or any security convertible into or exercisable or exchangeable for such interests, or any options, warrants, plans, conversion rights or other contractual rights to any of the foregoing and no Person has any right of first refusal or any preemptive rights in connection with interests in the Development Company. After giving effect to the issuance of membership interests to the ECP Parties and ADA-ES at the Closing, each of ADA-ES, on the one hand, and the ECP Parties, on the other hand, will own and hold a 50% membership interest in the Development Company, and there will be no other interests in the Development Company outstanding.

4.15 Utilities and Other Services. The ADA-ES Entities have (or are reasonably expected to have, as and when necessary, for the development, construction, ownership, operation, maintenance and use of the Red River Project and Murchison Project and on commercially reasonable terms) all utility services, and roadway access and other services and materials necessary for the development, construction, ownership, operation, maintenance and use of the Murchison Project and the Red River Project, including, in accordance with the Business Contracts: (i) sufficient supplies of water, coal and bromine to enable the Red River Project to operate at design capacity and (ii) sufficient supplies of activated carbon and bromine to enable the Murchison Project to satisfy the existing Business Contracts and reasonably foreseeable future customer commitments of the Red River Project Company until such a time as the Red River Project Company is able to satisfy such Business Contracts and other customers’ commitments independent of the Supply Company. All of such services and materials held by any ADA-ES Entities will be held by the Red River Project and the Murchison Project, respectively, as of the Closing.

4.16 Business Contracts.

(a) Part A of Section 4.16(a) of the Disclosure Schedule sets forth a list, as of the Effective Date, of the following Contracts to which an AC Venture Company is a party, Part B of Section 4.16(a) of the Disclosure Schedule sets forth a list of the following Contracts to which any ADA-ES Entity is a party or by which the Business is bound (other than those Contracts disclosed on Part A of Section 4.16(a) of the Disclosure Schedule), and to which an AC Venture Company will be a party as of the Closing Date, and Part C of Section 4.16(a) of the Disclosure Schedule sets forth a list of the following Contracts that any ADA-ES Entities are in the process of negotiating relating to the Business (the Contracts listed on Section 4.16(a) of the Disclosure Schedule that meet the descriptions in this Section 4.16(a) being collectively referred to herein as the “Business Contracts”):

(i) Contracts for the construction, development, engineering, procurement, installation, testing or construction management of the Business;

(ii) Contracts for the future purchase, exchange or sale of activated carbon, whether treated or untreated;

(iii) Contracts for the future purchase, exchange or sale of coal, bromine or other feedstock, supplies or raw materials;

(iv) Contracts for the transportation or storage of coal, feedstock, activated carbon, or any other raw materials used, proposed to be used or held for use in connection with the Business;

(v) interconnection (including gas, water, wastewater discharge and electrical) Contracts;

(vi) Contracts (A) for the purchase or sale of any asset or property or provision of any service or (B) that grant a right or option to purchase or sell any asset or property or receive services other than, in each case, Contracts with a value of less than $50,000 individually or $100,000 in the aggregate;

(vii) Contracts under which any ADA-ES Entity has created, incurred, assumed or guaranteed any outstanding Indebtedness, or under which any ADA-ES Entity has imposed or permitted to exist a Lien on any of its assets or properties, tangible or intangible;

(viii) Contracts with ADA-ES, or any of its employees, officers, directors or Affiliates, including, without limitation, Contracts to employ or terminate officers or other employees performing services for the Business;

(ix) Contracts for consulting services providing annual compensation in excess of $100,000 or potential bonus or bonuses greater than $100,000 in the aggregate;

(x) any collective bargaining or project labor Contracts;

(xi) outstanding futures, swap, collar, put, call, floor, cap, option or other Contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities;

(xii) Contracts that purport to limit the freedom of any AC Venture Company to compete in any line of business or in any geographic area or otherwise place restrictions on the conduct of business of any AC Venture Company;

(xiii) partnership, joint venture or limited liability company agreements (other than the Operating Agreement and the Charter Documents of the AC Venture Companies);

(xiv) Contracts that require aggregate capital expenditures in excess of $250,000;

(xv) Contracts for the purchase, sale, lease or license of milling equipment (or related services) or railcars;

(xvi) Contracts with any Governmental Authority;

(xvii) joint marketing or development Contracts;

(xviii) insurance Contracts; and

(xix) any other Contract, not referred to above, that is material to any AC Venture Company or the Business.

(xx) Any other Contract not referred to above that will be assigned to the Project Companies at the Closing.

(b) Prior to the execution of this Agreement, ADA-ES has made available to the ECP Parties true and complete copies, as amended, of all the Business Contracts, together with all schedules, exhibits, task orders and purchase orders thereto, including written summaries of any such Business Contracts that are oral Contracts (except those Business Contracts identified in Part C of Section 4.16(a) of the Disclosure Schedule that are not yet in draft form and are not oral Contracts). Except as disclosed on Section 4.16(b) of the Disclosure Schedule, (i) the Business has valid rights in each Business Contract identified on Part A and Part B of Section 4.16(a) of the Disclosure Schedule, and as of the Closing Date, the Business shall have valid rights subject to the terms of such Business Contract, free and clear of all Liens, except for Permitted Encumbrances and the Business has paid and discharged Liabilities arising under such Business Contracts on a timely basis on or prior to the date on which such Liabilities are due and payable, (ii) each Business Contract identified on Part A and Part B of Section 4.16(a) of the Disclosure Schedule is in full force and effect and constitutes an arms-length, legal, valid and binding agreement, enforceable in accordance with its terms against each ADA-ES Entity that is a party thereto, and to ADA-ES’s Knowledge, each other Person that is a party thereto, and from and after the Closing Date, will be enforceable against the applicable AC Venture Company and, to ADA-ES’s Knowledge, each other Person that is a party thereto and (iii) neither the Business nor, to ADA-ES’s Knowledge, any other party to such Business Contract is (or with notice or lapse of time of both, would be) in material violation, breach or default thereunder. All Liens disclosed on Section 4.16(b) of the Disclosure Schedule will be released as of the Closing Date.

(c) With respect to each Business Contract that is subject to termination for failure to commence services or to satisfy a condition precedent, ADA-ES is not aware of any reason why such services will not be provided or such condition precedent will not be satisfied in accordance with the terms of such Business Contract, subject to satisfaction of any applicable condition precedent specified in any such Business Contract by a party other than an ADA-ES Entity.

4.17 Business Licenses.

(a) Existing Business Licenses. Section 4.17(a) of the Disclosure Schedule lists each of the Business Licenses that have been issued to the Red River Project Company, the Supply Company, the Morton Project Company and the Underwood Project Company, as applicable (or issued to any ADA-ES Entity and have been or will be, at or prior to the Closing, validly transferred to the Red River Project Company, the Supply Company, the Morton Project Company and the Underwood Project Company, as applicable). Each such Business License (i) is in full force and effect, (ii) is not subject to any current legal proceeding or waiting period and (iii) is not subject to any appeals (and all appeal periods in relation thereto have expired). To the Knowledge of ADA-ES, no event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any materially adverse modification, revocation or termination of, or any other material adverse change in, any such Business License, excluding in each case by virtue of the termination thereof in accordance with its terms.

(b) Pending Business Licenses. Section 4.17(b) of the Disclosure Schedule lists each of the Business Licenses not disclosed on Section 4.17(a) of the Disclosure Schedule for which the Red River Project Company, the Supply Company, the Morton Project Company or the Underwood Project Company has made an application to the appropriate Governmental Authority (or for which any other ADA-ES Entity has made an application to the appropriate Governmental Authority, which applications will be, at or prior to the Closing, transferred to the Red River Project Company, the Supply Company, the Morton Project Company or the Underwood Project Company as applicable). No ADA-ES Entity has received notification from a Governmental Authority that any such Business License will not be issued to the Red River Project Company on the basis of such application when required for the development and construction of the first production line of the Red River Project as contemplated by the Business Contracts without materially burdensome conditions on or before the date such Business Licenses are required to be obtained by the Red River Project Company under applicable Laws. Prior to the Effective Date, ADA-ES has furnished or made available to the ECP Parties true and complete copies of all Business Licenses disclosed in Section 4.17(a) and Section 4.17(b) of the Disclosure Schedule.

(c) Business Licenses Required, but Not Yet Pursued. Section 4.17(c) of the Disclosure Schedule lists each of the Business Licenses not listed on Section 4.17(a) or (b) or 4.5(b) of the Disclosure Schedule that (i) will be required for the activated carbon supply operations presently conducted and presently planned to be conducted by the Supply Company for the Murchison Project, or (ii) will be required to be obtained by the Red River Project Company for the development, construction and operation of the first production line of the Red River Project as contemplated by the Business Contracts. Except as set forth in Section 4.17(c) of the Disclosure Schedule, none of such Business Licenses are currently required for the existing activated carbon supply operations of the Murchison Project or the present stage of the development and construction of the Red River

Project, in each case pursuant to applicable Laws and as contemplated by the Business Contracts. All of such Business Licenses are expected to be obtained in a timely manner when required for the activated carbon supply operations of the Murchison Project or the development, construction and operation of the Red River Project, in each case without material expense other than those expenses specifically identified on Section 4.16(c) of the Disclosure Schedule or adverse conditions.

(d) Business Licenses for Red River and Supply Company. Sections 4.17(a), 4.17(b) and 4.17(c) of the Disclosure Schedule list all Business Licenses that (i) are or will be required for the activated carbon production and supply operations presently conducted and presently planned to be conducted by the Supply Company for the Murchison Project, or (ii) are or will be required to be obtained by the Red River Project Company for the development, construction and operation of the first production line of the Red River Project as contemplated by the Business Contracts.

(e) Business Licenses for Morton and Underwood. ADA-ES is not aware of any facts that would be likely to prevent the Morton Project Company or the Underwood Project Company from obtaining Licenses necessary for future phases of development in due course and before the time when they are required.

4.18 Insurance. Section 4.18 of the Disclosure Schedule contains a true and complete list of all insurance policies maintained with respect to the Business. Such insurance policies are valid and effective and are in such amounts as are consistent with customary practices and standards of companies at the current stage of development of the Business. To the extent applicable, such insurance policies satisfy the applicable requirements set forth in the Business Contracts. Except as disclosed on Section 4.18 of the Disclosure Schedule, each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and the ADA-ES Entities have not received any notice of denial of coverage, cancellation or termination in respect of any such policy or is in default thereunder in any material respect.

4.19 Affiliate Transactions. Except as contemplated by the Master Services Agreement or as disclosed on Section 4.19 of the Disclosure Schedule, (a) no officer, director or Affiliate of each the ADA-ES Entities, officer or director of each such Affiliate or members of any of their “immediate family” (as such term is defined in Rule 16a-1 of the Exchange Act) (collectively “Related Parties”) provides or causes to be provided any services (other than in his or her capacity as a director, officer or employee of such ADA-ES Entity), assets, or facilities used or held for use in connection with the Business and (b) the Business does not provide or cause to be provided any assets, services or facilities to any Related Parties.

4.20 Labor Relations. Except as disclosed on Section 4.20 of the Disclosure Schedule (i) no Team member is presently a member of a collective bargaining unit and, to ADA-ES’s Knowledge, there are no threatened or contemplated attempts to organize the Team for collective bargaining purposes, (ii) there are no controversies pending or, to ADA-ES’s Knowledge, threatened, between the ADA-ES Entities and any Team member and (iii) to ADA-ES’s Knowledge, there are no unfair labor practice charges or complaints pending against the ADA-ES Entities before the National Labor Relations Board or any similar state agency.

4.21 Environmental Matters.

(a) Except as set forth in Section 4.21(a) of the Disclosure Schedule, (i) the Business is in compliance with applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Business of all Licenses required under applicable Environmental Laws and compliance with the terms and conditions thereof), (ii) the Business has not received any notice from any Person alleging that the Business is not in compliance with applicable Environmental Laws, (iii) there is no Environmental Claim pending or, to ADA-ES’s Knowledge, threatened against the Business, (iv) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material, which could form the basis of any Environmental Claim against the Business, (v) the Business has not retained or assumed, either contractually, by operation of law or otherwise, any Liability under Environmental Law or any Environmental Claim of any Person that is not an Affiliate of the ADA-ES Entities and (f) no Cleanup is being conducted or planned, nor is any Cleanup required under Environmental Laws, at any of the Real Property.

(b) ADA-ES has delivered or otherwise made available for inspection to the ECP Parties true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the ADA-ES Entities pertaining to any environmental conditions in, on, beneath or adjacent to any Real Property or regarding the Business’s compliance with applicable Environmental Laws.

4.22 Brokers, Etc. Except for Liabilities arising out of or related to the Credit Suisse Letter, which shall be the sole and exclusive responsibility of ADA-ES, (except the Debt Financing Fee) all negotiations relative to this Agreement, the Operative Agreements and the Transactions have been carried out by ADA-ES without the intervention or assistance of any Person on behalf of ADA-ES that might give rise to any valid claim by any Person against ADA-ES, the ECP Parties or the AC Venture Companies for a finder’s fee, brokerage commission or similar payment. Except for the Debt Financing Fee assumed by the Development Company on or after the Closing Date, neither the ECP Parties nor the AC Venture Companies will have any liability or otherwise suffer or incur any Loss as a result of, or in connection with, any finder’s fee, financial advisory fee, brokerage commission or similar payment of any Person retained by the ADA-ES Entities in connection with this Agreement, the Operative Agreements or the Transactions.

4.23 Accredited Investor. ADA-ES is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act and is acquiring its membership interest in the Development Company for investment solely for its own account and not with a view to or in connection with the distribution thereof. ADA-ES has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Development Company and its membership interest therein and has concluded that it is able to bear these risks and fully understands and acknowledges that its investment in the Development Company and its membership interest therein is a speculative investment which involves a high degree of risk. ADA-ES further understands and agrees that its membership and other interests in the Development Company will be governed by, and subject to the restrictions, including transfer restrictions set forth in the Operating Agreement and that, in the event of any conflict between the terms of this Agreement and the Operating Agreement, the terms of the Operating Agreement will prevail.

4.24 Reports and Financial Statements.

(a) ADA-ES has furnished or made available (including for all purposes under this Agreement availability through the SEC’s website) to the ECP Parties true and complete copies of ADA-ES’s (i) 2007 Form 10-K, as filed with the SEC, (ii) proxy statements related to all meetings of its shareholders (whether annual or special) held since January 1, 2008 and (iii) all other reports of ADA-ES filed with or registration statements with respect to ADA-ES’s securities declared effective by the SEC since January 1, 2008, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that ADA-ES was required to file with the SEC since that date (the documents referred to in clauses (i) through (iii), together with all accompanying exhibits and all information incorporated therein by reference, being referred to herein collectively as the “ADA-ES SEC Reports”).

(b) ADA-ES has timely made all filings and furnishings with the SEC required of ADA-ES pursuant to the Exchange Act during the 12 months preceding the date of this Agreement. As of their respective dates, the ADA-ES SEC Reports were duly filed or furnished with the SEC and complied in all material respects with the requirements of the Sarbanes-Oxley Act, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC and the NASDAQ Stock Market thereunder applicable to such ADA-ES SEC Reports. Except to the extent that information contained in any ADA-ES SEC Report filed or furnished with the SEC and made publicly available prior to the date of this Agreement (a “Filed ADA-ES SEC Report”) has been revised or superseded by a later Filed ADA-ES SEC Report, as of their respective dates, none of the Filed ADA-ES SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The financial statements and the related notes thereto of ADA-ES and its consolidated subsidiaries included in the ADA-ES SEC Reports (i) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of ADA-ES and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified subject, in the case of unaudited statements, to immaterial year-end audit adjustments; (ii) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except in each case as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP); and (iii) the other financial information included in the ADA-ES SEC Reports has been derived from the accounting records of ADA-ES and its consolidated subsidiaries and presents fairly the information shown thereby.

4.25 Absence of Certain Changes. Except as disclosed in a reasonably apparent manner in any ADA-ES SEC Report filed or furnished with the SEC and made publicly available prior to the date of this Agreement, since December 31, 2007, no event has occurred or condition existed that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent ADA-ES from consummating the Transactions.

4.26 Accuracy of Statements and Information. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of ADA-ES to the ECP Parties or any representative or Affiliate of the ECP Parties in connection with this Agreement or any of the Transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

4.27 Regulatory Matters. The Red River Project Company has self-certified as a qualifying “cogeneration facility” pursuant to the Public Utility Regulatory Policies Act and FERC’s implementing regulations thereunder, and such certification is in full force and effect. As a result, the Red River Project Company is exempt from all sections of the Federal Power Act, and FERC’s implementing regulations thereunder, except as set forth in 18 C.F.R. 292.601. Other than as described in the foregoing with respect to the Red River Project, no AC Venture Company is subject to regulation as a “public utility” under the Federal Power Act or FERC’s implementing regulations thereunder. The Red River Project Company is not subject to regulation as an “electric public utility” under the laws of Louisiana, and no other AC Venture Company is subject to regulation as a “utility,” “public utility,” “electric company,” “gas company” or similar entity under the laws of any state. Each of ADA-ES and the Development Company is each a “holding company” under the Public Utility Holding Company Act of 2005 and FERC’s implementing regulations thereunder solely as a result of its ownership of the Red River Project Company.

4.28 Confidentiality Agreements. All confidentiality agreements between ADA-ES and other Persons considering a potential investment in the Business (the “Confidentiality Agreements”) are in substantially the same form as that certain Confidentiality Agreement, dated as of October 30, 2007, between ADA-ES and Energy Capital Partners, LLC. Each Confidentiality Agreement contains a provision requiring each other Person party thereto to return or destroy all information provided pursuant thereto upon ADA-ES’s request and to certify such return or destruction in writing. Neither ADA-ES nor, to ADA-ES’s Knowledge, any other party to any such Confidentiality Agreement is (or with notice or lapse of time of both, would be) in material violation, breach or default thereunder.

ARTICLE V

TAX MATTERS

5.1 Tax Matters. ADA-ES hereby represents and warrants to each ECP Party, as of each of the Effective Date and the Closing Date, as follows:

(a) All returns required to be filed with respect to Taxes pertaining to the Underlying Assets, the ADA-ES Contributed Assets or the Business have been timely filed and all material Taxes due and payable with respect to the Underlying Assets, the ADA-ES Contributed Assets or the Business have been timely paid. There are no Liens for Taxes on any of the ADA-ES Contributed Assets. None of the Underlying Assets and none of the assets of the AC Venture Companies (i) is property required to be treated as owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes “tax-exempt use property” within the meaning of Section 168(h) of the IRC or (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the IRC.

(b) None of the ADA-ES Entities or AC Venture Companies has received from any Governmental Authority any written notice of a proposed material adjustment, deficiency or underpayment of any Taxes pertaining to the Underlying Assets, the ADA-ES Contributed Assets or the Business, which notice has not been satisfied by payment or been withdrawn, and no action, examination or audit is ongoing, pending or requested in writing regarding Taxes by any Governmental Authority with respect to the Underlying Assets, the ADA-ES Contributed Assets or the Business. ADA-ES is not under any obligation to pay the Taxes of any other Person, or indemnify any such other Person with respect to any Taxes which could be asserted against the Business, the Underlying Assets, the ADA-ES Contributed Assets or the AC Venture Companies.

(c) Each of the AC Venture Companies is, and at all times has been, properly classified for United States federal income tax purposes as a disregarded entity.

5.2 Tax Cooperation; Allocation of Taxes.

(a) The AC Venture Companies and ADA-ES agree to furnish or cause to be furnished to each other (and in the case of the right of the AC Venture Companies, the ECP Parties), upon request as promptly as practicable, such information and assistance relating to the Underlying Assets, the ADA-ES Contributed Assets and the Business (including, without limitation, access to Books and Records) as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. The AC Venture Companies and ADA-ES shall retain all books and records with respect to Taxes pertaining to the Underlying Assets and the ADA-ES Contributed Assets for a period of at least seven years following the Closing Date. At the end of such period, the AC Venture Companies or ADA-ES shall provide each other and the ECP Parties with at least 60 days’ prior written notice before destroying any such books and records, during which period any of the AC Venture Companies, ADA-ES or the ECP Parties receiving such notice can elect to take possession, at its own expense, of such books and records. The AC Venture Companies and ADA-ES shall cooperate with each other (and in the case of the right of the AC Venture Companies, the ECP Parties) in the conduct of any audit or other proceeding related to Taxes involving the Business, the Underlying Assets or the ADA-ES Contributed Assets and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 5.2(a).

(b) All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Underlying Assets or the ADA-ES Contributed Assets that have not yet become due and payable shall be assumed by, and paid by, the AC Venture Company that owns the asset to which the tax relates.

(c) Except as set forth in Section 5.2(b), ADA-ES shall indemnify, defend and hold harmless the ECP Parties, the Company and the AC Venture Companies from and against all Taxes of the ADA-ES Entities, and all other Taxes arising out of or relating to the Business, for all Pre-Closing Tax Periods.

(d) Any transfer, documentary, sales, use, value-added, gain, excise or other similar Taxes (including real property transfer taxes) arising out of or in connection with the transactions contemplated by this Agreement and the Operative Agreements and any recording or filing fees with respect thereto or the instruments transferring the Underlying Assets to the AC Venture Companies, shall be paid in equal proportion by ADA-ES, on the one hand, and the ECP Parties, on the other hand.

ARTICLE VI

COVENANTS

6.1 Interim Financial Statements. As soon as practicable after the end of each calendar month following the Closing Date and pursuant to the terms of the Master Services Agreement, ADA-ES shall provide to the ECP Parties consolidated financial statements of the Development Company and consolidating financial statements of the Project Companies and the Supply Company, consisting of a balance sheet as of the end of such month and an income statement and statement of cash flows for that month, which shall have been prepared in accordance with GAAP consistently applied and which shall present fairly the financial position, assets and liabilities of the Business.

6.2 Maintenance of Insurance. ADA-ES shall continue to maintain and carry its existing insurance relating to the Business at all times during the term of the Master Services Agreement, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist. Upon the request of any ECP Party, ADA-ES shall provide such ECP Party with insurance certificates showing that such coverage is in effect and that such coverage will not be cancelled or limited on or prior to Closing.

6.3 Post-Closing Consultation and Cooperation. After Closing, ADA-ES shall, upon request by the ECP Parties at any time and from time to time, consult with the ECP Parties and provide to the ECP Parties such information as the ECP Parties may reasonably request regarding any Excluded Liability that may relate to or be relevant to the Business; provided, however, that unless the parties can enter into a common interest or similar agreement that preserves any applicable privilege, ADA shall not be obligated to provide any such information to the extent it would constitute a waiver of any attorney-client or other applicable privilege.

6.4 Confidentiality Agreements Enforcement. ADA-ES covenants and agrees that promptly following the Closing (and in any event no later than five Business Days following the Closing), ADA-ES shall deliver a notice to each Person that is a counterparty to any Confidentiality Agreement requiring that such counterparty return or destroy all confidential information related to the Business in such counterparty’s possession, and, if the counterparty elects to destroy such confidential information, ADA-ES shall obtain the certification of such destruction from the counterparty. Promptly following the Closing, and in no event later than 5 Business Days following the date thereof, ADA-ES will take, or cause to be taken, all action necessary to assign all of ADA-ES’s right, title and interest in, to and under any such Confidentiality Agreements to the Development Company.

ARTICLE VII

CONDITIONS TO CLOSING

7.1 Conditions to Obligations of Both Parties. The obligation of both of ADA-ES, on the one hand, and the ECP Parties, on the other hand, to consummate the Transactions shall be subject to the satisfaction, at or prior to the Closing, of the following conditions precedent:

(a) No Prohibiting Laws and Orders; No Injunctions. No provision of Law and no Order shall prohibit or prevent the consummation of the Transactions or the Closing, and no Actions or Proceedings shall be pending or threatened before any Governmental Authority seeking an injunction, judgment, Order, decree, ruling or charge that would prohibit or prevent the consummation of the Transactions or Closing; and

(b) Securities Purchase Agreement. Each of ADA, ECP I, ECP I-A, Energy Capital Partners I-B, LP, a Delaware limited partnership, and Energy Capital Partners I (TEF IP), LP, a Delaware limited partnership shall have executed and delivered to the other parties thereto a securities purchase agreement, substantially in the form attached hereto as Exhibit O (the “Securities Purchase Agreement”).

7.2 Conditions to Obligations of ADA-ES. The obligation of ADA-ES to consummate the Transactions shall be subject to the satisfaction, at or prior to the Closing, of the following conditions precedent:

(a) All Closing Actions and Deliveries required to be delivered to ADA-ES pursuant to Sections 2.3(a) (Mutual Closing Actions and Deliveries) and 2.3(b) (ECP Party Closing Actions and Deliveries) shall have been received by ADA-ES;

(b) Each of the representations and warranties of the ECP Parties contained in Article III (Representations and Warranties of the ECP Parties) shall be true and correct in all respects;

(c) ADA-ES shall have received a certificate, dated as of the Closing Date, signed on behalf of the ECP Parties by their duly authorized officers, certifying that the conditions specified in Sections 7.2(b) have been fulfilled; and

(d) Of the authorizations, consents, Orders and approvals of all Governmental Authorities and officials and third party consents listed on Section 2.3(c)(ii) of the Disclosure Schedule, ADA-ES shall have received those items listed on Section 7.2(e) of the Disclosure Schedule.

7.3 Conditions to Obligations of the ECP Parties. The obligation of each of the ECP Parties to consummate the Transactions shall be subject to the satisfaction, at or prior to the Closing, of the following conditions precedent:

(a) All transfers contemplated by Section 2.2 (Contribution of Assets) shall have been consummated in accordance with Section 2.2 (Contribution of Assets) and pursuant to Contribution and Assumption Agreements.

(b) All Closing Actions and Deliveries required to be delivered to the ECP Parties and the Development Company pursuant to Sections 2.3(a) (Mutual Closing Actions and Deliveries) and 2.3(c) (ADA-ES Closing Actions and Deliveries) shall have been received by the ECP Parties and the Development Company.

(c) Each of the representations and warranties of ADA-ES contained in Articles IV (Representations and Warranties of ADA-ES) and V (Tax Matters), respectively, shall be true and correct in all respects.

(d) The ECP Parties shall have received a certificate, dated as of the Closing Date, signed on behalf of ADA-ES by its duly authorized officer, certifying that the conditions specified in Sections 7.3(c) have been fulfilled.

(e) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect.

(f) Title Insurance for Owned Real Property. The Red River Project Company shall receive from First American Title Insurance Company or any other company reasonably acceptable to the ECP Parties (the “Title Company”), an owner’s policy of title insurance, or irrevocable and unconditional binder to issue the same, dated, or updated to, the Closing Date, insuring, or irrevocably and unconditionally committing to insure the Red River Project Company’s good and marketable title in fee simple to each parcel of Owned Real Property, subject only to Permitted Encumbrances, with all standard printed exceptions waived, and containing such affirmative endorsements as desired by the ECP Parties, acting reasonably, and otherwise in form and substance reasonably acceptable to the ECP Parties. The Red River Project Company shall pay to the Title Company the premium and other title fees which are payable to the Title Company in respect of such title insurance policy.

(g) Survey. The ECP Parties shall have received a currently dated as-built ALTA survey of each parcel of Owned Real Property, prepared and certified to the applicable AC Venture Company and the Title Company by a certified or registered surveyor reasonably acceptable to the ECP Parties. Each such survey shall: (A) be in form and substance satisfactory to the ECP Parties and the Title Company; (B) show any improvements, the location of all Easements, rights of way, sewer and water lines, building lines and encroachments, the location of all required building set-back lines and other dimensional regulations and any wetlands and (C) show the location of all abutting or adjoining streets, alleys, curb cuts and the like. In addition, the ECP Parties shall have received a Surveyor’s Certificate executed by such surveyor, in form and substance reasonably satisfactory to the ECP Parties.

(h) Landlord Estoppel Certificates. The ECP Parties shall have received with respect to each Real Property Lease, an estoppel certificate from each landlord thereunder, in form reasonably satisfactory to the ECP Parties, certifying: (1) the Real Property Lease with such landlord is in full force and effect; (2) to the landlord’s knowledge, there are no defaults under such Real Property Lease by any party to such Real Property Lease; (3) annexed to such certificate is a true, correct and complete copy of the Real Property Lease with landlord, including all amendments, modifications and waivers; and (4) such other matters as the ECP Parties shall reasonably require.

ARTICLE VIII

SURVIVAL; NO OTHER REPRESENTATIONS

8.1 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of ADA-ES and the ECP Parties contained in this Agreement, and the indemnification to be provided by the AC Venture Companies pursuant to Section 1.6 (Assumed Liabilities) and by ADA-ES pursuant to Section 1.7 (Excluded Liabilities), will survive Closing as follows:

(a) indefinitely with respect to the representations and warranties contained in Sections 3.1 (Corporate Existence of the ECP Party), 3.2 (Authority), 3.6 (Brokers, Etc.), 4.1 (Corporate Existence of ADA-ES), 4.2 (AC Venture Companies), 4.3 (Authority), 4.11 (Underlying Assets), 4.14 (LLC Interests) and 4.22 (Brokers, Etc.);

(b) until 30 days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to representations and warranties contained in Sections 4.10 (Benefit Plans), 4.21 (Environmental Matters), and Article V (Tax Matters); and

(c) until 18 months after the Closing Date in the case of each other representation and warranty set forth in Articles III (Representations and Warranties of the ECP Parties) and IV (Representations and Warranties of ADA-ES);

(d) any representation or warranty that would otherwise terminate in accordance with Sections 8.1(b) or (c) will continue to survive if a Claim Notice or Indemnity Notice, as applicable, shall have been timely given under Article IX (Indemnification), on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article IX (Indemnification); and

(e) covenants and agreements contained herein, and the indemnification obligations set forth in Section 9.1(a)(iii) (Indemnification), Section 9.1(a)(iv) (Same), Section 1.6 (Assumed Liabilities) and Section 1.7 (Excluded Liabilities), shall survive Closing without limitation as to time until such covenants, agreements and indemnification obligations have been fully performed.

ARTICLE IX

INDEMNIFICATION

9.1 Indemnification.

(a) Subject to the other Sections of this Article IX, ADA-ES shall indemnify the ECP Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to:

(i) a failure of any representation or warranty of ADA-ES contained in Articles IV (Representations and Warranties of ADA-ES) and V (Tax Matters) to be true and correct;

(ii) the nonfulfillment of or failure to perform any covenant or agreement on the part of ADA-ES contained in this Agreement;

(iii) the Excluded Assets; and

(iv) the Excluded Liabilities.

(b) Subject to the other Sections of this Article IX, each ECP Party shall, severally and not jointly, indemnify the ADA-ES Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to:

(i) failure of any representation or warranty of the ECP Parties contained in Article III (Representations and Warranties of the ECP Parties) to be true and correct; and

(ii) nonfulfillment of or failure to perform any covenant or agreement on the part of the ECP Parties contained in this Agreement.

(c) Anything to the contrary contained in this Agreement notwithstanding:

(i) subject to clauses (v) and (vi) of this Section 9.1(c), no ECP Indemnified Party shall be entitled to recover from ADA-ES pursuant to Section 9.1(a)(i) unless and until the total of all of the ECP Indemnified Parties’ Losses under Section 9.1(a) exceeds $250,000, and then the ECP Indemnified Parties shall be entitled to recover the amount of all such Losses;

(ii) subject to clauses (v) and (vi) of this Section 9.1(c), no ADA-ES Indemnified Party shall be entitled to recover from the ECP Parties pursuant to Section 9.1(b)(i) or from the AC Venture Companies pursuant to Section 1.6 (Assumed Liabilities) unless and until the total of all of the ADA-ES Indemnified Parties’ Losses under Section 9.1(b) exceeds $250,000, and then the ADA-ES Indemnified Parties shall be entitled to recover the amount of all such Losses;

(iii) subject to clauses (v) and (vi) of this Section 9.1(c), the ECP Indemnified Parties shall not be entitled to recover from ADA-ES pursuant to Section 9.1(a)(i) an aggregate amount greater than the lesser of (A) $20,000,000 and (B) the ECP Indemnified Parties’ aggregate capital contributions to the Development Company as of the date on which any such claim is finally agreed, adjudicated or otherwise resolved;

(iv) subject to clauses (v) and (vi) of this Section 9.1(c), the ADA-ES Indemnified Parties shall not be entitled to recover from the ECP Parties or the AC Venture Companies pursuant to Section 9.1(b)(i) an aggregate amount greater than the lesser of (A) $20,000,000 and (B) the ADA-ES Indemnified Parties’ aggregate capital contributions to the Development Company as of the date on which any such claim is finally agreed, adjudicated or otherwise resolved;

(v) notwithstanding the foregoing, any claim for indemnification hereunder with respect to Losses resulting from a breach of any of Sections 4.10 (Benefit Plans), 4.21 (Environmental Matters) and Article V (Tax Matters), shall not be subject to the limitations set forth in Section 9.2(c)(iii) or (iv), but shall instead be subject to an aggregate limitation equal the aggregate Capital Commitments (as defined in the Operating Agreement) of the ECP Parties;

(vi) notwithstanding the foregoing, any claim for indemnification hereunder with respect to Losses resulting from (A) a breach of any of the covenants and agreements contained herein, (B) the Excluded Assets or the Excluded Liabilities and (C) a breach of any of Sections 3.1 (Corporate Existence of the ECP Party), 3.2 (Authority), 3.6 (Brokers, Etc.), 4.1 (Corporate Existence of ADA-ES), 4.2 (AC Venture Companies), 4.3 (Authority), 4.11 (Underlying Assets), 4.14 (LLC Interests) and 4.22 (Brokers, Etc.) or (D) fraud or intentional misrepresentation shall not be subject to the limitations contained in this Section 9.1(c); and

(vii) the right to indemnification, reimbursement or any other remedy hereunder based upon any representation or warranty in Article IV or Article V will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of such representation or warranty.

9.2 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 9.1 (Indemnification) will be asserted and resolved as follows:

(a) Third Party Claims. In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.1 (Indemnification) is asserted against or sought to be collected from such Indemnified Party by a Person other than an ECP Indemnified Party or an ADA-ES Indemnified Party (“Third Party Claim”), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party; provided, however, that the failure of the Indemnified Party to give notice shall not relieve the Indemnifying Party of its obligations under this Article IX except to the extent that the Indemnifying Party shall have been materially prejudiced thereby. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 9.1 (Indemnification) and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to Section 9.2(a), then the Indemnifying Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, such consent not to be unreasonably withheld). The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that (x) the Indemnifying Party’s counsel is reasonably satisfactory to the Indemnified Party, (y) the Indemnifying Party shall thereafter consult with the Indemnified Party upon the Indemnified Party’s reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding and (z) the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this Section 9.2(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests. If requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.2(a)(i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel except as provided in the preceding sentence and except that the Indemnifying Party will pay the costs and expenses of such separate counsel if (A) in the Indemnified Party’s good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and Indemnified Party which makes representation of both parties inappropriate under applicable standards of professional conduct or (B) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in good faith, based on advice of counsel, that defenses are available to it that are unavailable to the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnified Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 9.1 (Indemnification) with respect to such Third Party Claim.

(ii) The Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (i) any Third Party Claim with respect to any Existing Action or Proceeding and (ii) any Third Party Claim for which the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend such Third Party Claim pursuant to Section 9.2(a), or for which the Indemnifying Party gives such notice but fails to prosecute diligently or settle such Third Party Claim. The Indemnified Party will have full control of such defense and proceedings, including any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). Notwithstanding the foregoing provisions of this Section 9.2(a)(ii), except with respect to any Existing Action or Proceeding, if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this Section 9.2(a)(ii) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable third party costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.2(a)(ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

(iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.1 (Indemnification) or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section 9.1 (Indemnification) and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof.

If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

(b) Claims Other Than Third Party Claims. In the event any Indemnified Party should have a claim under Section 9.1 (Indemnification) against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.1 (Indemnification) and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof, and no later objection by the Indemnifying Party shall be permitted. If the Indemnifying Party agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnifying Party shall promptly pay to the Indemnified Party the lesser amount, without prejudice to the Indemnified Party’s claim for the difference. If the Indemnifying Party has timely disputed all of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

9.3 Exclusive Remedy. Except (a) as set forth in Section 11.8 (Specific Performance), (b) claims for fraud or deceit, (c) any circumstances giving rise to a Party’s right to terminate this Agreement, and (d) any rights or remedies provided in each of the other Operative Documents (including, without limitation, the Operating Agreement), the indemnification provisions of Article IX (Indemnification) shall be the sole and exclusive remedy of each Party (including Indemnified Parties) for any breach of any Party’s representations, warranties covenants or agreements contained in this Agreement. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it or any of its Affiliates may have against another Party hereunder or under applicable law with respect to the claims described in Sections 9.2(a) (Method of Asserting Claims) and (b) (Same) above.

ARTICLE X

DEFINITIONS

10.1 Definitions.

(a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

“AC Venture Companies” means the Project Companies, the Development Company and the Supply Company, in each case as formed on or prior to the Closing Date, collectively.

“AC Venture Company Interests” means 100% of the limited liability company membership interests in each of the AC Venture Companies.

“Actions or Proceedings” means any claim, action, suit, proceeding, or investigation by or before any Governmental Authority or any arbitration.

“ADA-ES” has the meaning ascribed to it in the Preamble.

“ADA-ES Adjustment Amount” has the meaning set forth in Section 2.4(e). “ADA-ES Closing Date Contributed Capital Schedule” has the meaning set forth in Section 2.4(a).

“ADA-ES Contributed Assets” has the meaning ascribed to it in Section 1.4 (Contributed Assets) and includes, without limitation, the assets listed on Section 1.4 of the Disclosure Schedule.

“ADA-ES Entities” means ADA-ES, together with each of its Affiliates and subsidiaries, including, without limitation, the AC Venture Companies.

“ADA-ES Indemnified Parties” means ADA-ES, the Affiliates of ADA-ES and their respective directors, officers, partners, limited partners, equity holders, attorneys, accountants, representatives, agents, employees and their respective heirs, successors and assigns.

“ADA-ES Pre-Closing Contributed Capital Schedule” has the meaning set forth in Section 2.3(b)(i).

“ADA-ES SEC Reports” has the meaning ascribed to it in Section 4.24(a) (Reports and Financial Statements).

“Affiliate” means any Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with the Person in question.

“Agreement” means this Agreement, the exhibits hereto and the Disclosure Schedule, as the same shall be amended from time to time.

“Allocation” has the meaning ascribed to it in Section 1.9.

“Assumed Liabilities” has the meaning ascribed to it in Section 1.6 (Assumed Liabilities).

“Benefit Plans” means any employee benefit plan (within the meaning of Section 3(3) of ERISA, including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), any collective bargaining agreement, or any other plan, agreement, program, policy or other arrangement relating to employees, whether or not subject to ERISA.

“Books and Records” of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and assets and properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

“Business” means the developmental stage activated carbon production and supply business commenced and conducted by the ADA-ES Entities as presently conducted and as proposed to be conducted including, without limitation, the Red River Project, the Morton Project, the Underwood Project, the Murchison Project and the assets and equity of the Project Companies and the Supply Company.

“Business Books and Records” means all Books and Records used or held for use primarily in the conduct of the Business or otherwise relating primarily to the ADA-ES Contributed Assets or the Underlying Assets.

“Business Contracts” has the meaning ascribed to it in Section 4.16(a) (Business Contracts), and includes all rights to assert claims and take other actions related there to.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.

“Business License” means any License by or with any Governmental Authority, including, without limitation, any such License under any Environmental Law.

“Capitalized Tangible Personal Property” has the meaning set forth in Section 1.4 (Contribution Assets).

“Charter Documents” means, with respect to any Person, all organizational documents and all shareholders agreements, limited liability company agreements, members agreements, partnership agreements or similar Contracts relating to the ownership or governance of such Person.

“Claim Notice” means written notification pursuant to Section 9.2(a) (Method of Asserting Claims) of a Third Party Claim as to which indemnity under Section 9.1 (Indemnification) is sought by an Indemnified Party, enclosing a copy of the principal papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim against the Indemnifying Party under Section 9.1 (Indemnification), together with the amount (if reasonably determinable) of the Loss arising from such Third Party Claim.

“Cleanup” means all actions required to: (i) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (ii) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care or (iv) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

“Closing” means the closing of the transactions contemplated by Section 2.1 (Location and Date).

“Closing Actions and Deliveries” has the meaning set forth in Section 2.3 (Actions and Deliveries at Closing).

“Closing Date” has the meaning ascribed to it in Section 2.1 (Location and Date).

“Contract” means any agreement, commitment, understanding, letter of intent, lease, option, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or arrangement, whether written or oral.

“Confidentiality Agreements” has the meaning ascribed to it in Section 4.28.

“Contribution and Assumption Agreements” has the meaning ascribed to it in Section 2.2(b) (Contribution of Assets).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Credit Suisse Letter” means that certain letter agreement dated August 13, 2007 between ADA-ES and Credit Suisse Securities (USA) LLC, as amended, restated, modified, and/or supplemented from time to time.

“Debt Financing Fee” has the meaning set forth in Section 1.7(j) (Excluded Liabilities).

“Development Company” has the meaning ascribed to it in the Recitals.

“Development Company Assumed Contracts” shall mean the following agreements:

*

“Disclosure Schedule” means the record delivered to the ECP Parties by ADA-ES herewith and dated as of the date hereof.

“Dispute” means any controversy, claim or disagreement.

“Dispute Period” means the period ending 10 days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

“Easement Improvements” means all pipelines, storage tanks, utility assets and other facilities situated on the Easements.

“Easements” means all easements, servitudes, surface use rights and rights-of-way used or held for use in connection with the Business or necessary to the conduct of the Business, together with all Easement Improvements.

“ECP Crowfoot” has the meaning ascribed to it in the Preamble.

“ECP I” has the meaning ascribed to it in the Preamble.

“ECP I-A” has the meaning ascribed to it in the Preamble.

“ECP I-B” has the meaning ascribed to it in the Preamble.

“ECP Indemnified Parties” means each ECP Party, each Affiliate of each ECP Party and their respective directors, officers, partners, limited partners, equity holders, attorneys, accountants, representatives, agents, employees and their respective heirs, successors and assigns.

“ECP Membership Interest” means the 50% aggregate membership interest in the Development Company issued to the ECP Parties at the Closing.

“ECP Party” or “ECP Parties” has the meaning ascribed to it in the Preamble.

“Effective Date” has the meaning ascribed to it in the Preamble.

“Environmental Claim” means any claim, action, cause of action, investigation or notice (written or oral) by any Person or entity alleging potential Liabilities (including without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or Release of any Hazardous Materials at any location, whether or not owned or operated by ADA-ES or any of its Affiliates or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” means all federal, state, local and foreign Laws and regulations relating to pollution or protection of human health or the environment, including without limitation, Laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials and all Laws and regulations imposing record keeping, notification, disclosure and reporting requirements with respect to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning ascribed to it in Section 1.5 (Excluded Assets).

“Excluded Liabilities” has the meaning ascribed to it in Section 1.7 (Excluded Liabilities).

“Existing Action or Proceedings” has the meaning ascribed to it in Section 4.8.

“FERC” means the Federal Energy Regulatory Commission or any successor entity.

“Filed ADA-ES SEC Report” has the meaning ascribed to it in Section 4.24(b) (Reports and Financial Statements).

“Final ADA-ES Contributed Capital Schedule” has the meaning set forth in Section 2.4(c).

“GAAP” has the meaning ascribed to it in Section 4.24(c) (Reports and Financial Statements).

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

“Hazardous Materials” means all substances defined as “Hazardous Substances,” “Oils,” “Pollutants” or “Contaminants” in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or defined as such by, or regulated as hazardous or toxic or as a pollutant or contaminant under, any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Improvements” means all buildings, structures, facilities, fixtures and other improvements on any Real Property.

“Indebtedness” of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

“Indemnified Party” means any Person claiming indemnification under any provision of Article IX (Indemnification).

“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article IX (Indemnification).

“Indemnity Notice” means written notification pursuant to Section 9.2(b) (Method of Asserting Claims) of a claim for indemnity under Article IX (Indemnification) by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount (if reasonably determinable) determined in good faith, of the Loss arising from such claim.

“Initial ECP Capital Contribution” has the meaning set forth in Section 2.3(b)(i).

“Intellectual Property” means all intellectual property and proprietary rights, including, but not limited to (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent and invention disclosures, together with all provisionals, reissuances, continuations, continuations-in-part, divisions, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, slogans, brand names, trade names, domain names and business and product names, and all applications and registrations therefor, and all extensions and renewals thereof, and all goodwill of the business connected with the use of and symbolized by the foregoing, (iii) all copyrights and copyrightable works, all mask works, industrial designs and protectible designs, and all applications and registrations therefor, and all extensions and renewals thereof, (iv) all trade secrets and confidential business information (including research and development, know-how, formulae, compositions, processes, techniques, methodologies, technical information, designs, industrial models, manufacturing, engineering and technical drawings, specifications, research records, records of inventions, test information, customer and supplier lists, customer data, pricing and cost information and business and marketing plans and proposals), (v) all computer programs and other software (including all source codes) and related documentation, and all electronic data, databases and data collections and (vi) all rights to use all of the foregoing and all other rights in, to and under the foregoing.

“Intellectual Property License Agreement” has the meaning ascribed to it in Section 2.3(a)(iv).

“IRC” has the meaning ascribed to it in Section 1.9 (Allocations of Value).

“Knowledge” means (i) with respect to ADA-ES, the actual Knowledge, after reasonable inquiry, of Mike D. Durham, C. Jean Bustard, Mark McKinnies, Jim Kelly, John Rectenwald, Sheila Glesmann, and Richard Schlager and (ii) with respect to the ECP Parties, the actual knowledge, after reasonable inquiry, of Tyler Reeder and Peter Labbat.

“Laws” means all laws, statutes, rules, regulations, ordinances, court decisions, case law, Orders, policies, decrees and codes of any Governmental Authority.

“Leased Real Property” means all leasehold and subleasehold estates and other rights to use or occupy any land, buildings, structures, fixtures, improvements or other interests in real property located outside of the state of Colorado (including all construction work-in-progress in respect of same) on which the Business or its assets are located or necessary to the conduct of the operation of the Business.

“Liabilities” means all Indebtedness, obligations and other liabilities of a Person (whether known or unknown, liquidated or unliquidated, absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

“Licensed IP” means all Intellectual Property (other than the Transferred Intellectual Property) used or held for use in connection with the Business or otherwise relating to the ADA-ES Contributed Assets and/or the Underlying Assets, including the Intellectual Property required to be listed on Part B of Section 4.6(a) of the Disclosure Schedule, which will be licensed to the Development Company and its Affiliates pursuant the Intellectual Property License Agreement.

“Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority or regulatory authority.

“Liens” means any mortgage, pledge, assessment, security interest, lease, license, lien, levy, right of first refusal, charge, hypothecation, violation, encumbrance, easement, reversion, reverter, preferential arrangement, restrictive covenant, option, warrant, purchase right, exception, right-of-way, deed restriction, defect of title, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

“Loss” means any and all direct or indirect damages (including, without limitation, special, consequential and punitive damages), fines, penalties, Tax, interest, obligations, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment), whether contingent, fixed or unfixed, liquidated or unliquidated or otherwise.

“Master Services Agreement” has the meaning ascribed to it in Section 2.3(a)(iii) (Master Services Agreement).

“Material Adverse Effect” means, (i) with respect to the ECP Parties (individually or collectively), any change (or changes taken together) in, or effect on, the ECP Parties that is, or could reasonably be expected to be, materially adverse to the business, assets, properties, Liabilities, operations, ownership, prospects, working capital or the condition (financial or otherwise) of the ECP Parties, individually or taken as a whole, (ii) with respect to ADA-ES, any change (or changes taken together) in, or effect on, ADA-ES or the Business as presently conducted that is, or could reasonably be expected to be, materially adverse to the business, assets, properties, Liabilities, operations, ownership, prospects, working capital or the condition (financial or otherwise) of ADA-ES or the Business, except for (a) any change resulting from general economic conditions, (b) any change resulting from conditions or circumstances generally affecting the industry in which ADA-ES and the Business participate and not specifically relating to ADA-ES or the Business, provided that ADA-ES or the Business (in each case taken as a whole), as applicable, are not materially disproportionately (relative to other industry participants) affected by such change and (c) any change in the market price of ADA-ES’s common stock.

“Morton Project” has the meaning ascribed to it in the Recitals.

“Morton Project Company” has the meaning ascribed to it in the Recitals.

“Murchison Project” has the meaning ascribed to it in the Recitals, and includes all activities associated with the development, construction, ownership, financing, operation, maintenance and use of such Project.

“Negotiation Period” has the meaning set forth in Section 2.4(c).

“Neutral Auditor” has the meaning ascribed to it in Section 2.4(d).

“Operating Agreement” has the meaning ascribed to it in Section 2.3(a)(i) (Development Company Operating Agreement).

“Operative Agreements” means, collectively, (i) this Agreement, (ii) the Operating Agreement, (iii) the Contribution and Assumption Agreements (iv) the Master Services Agreement, (v) the Securities Purchase Agreement, (vi) the limited liability company agreement for the Red River Project Company, (vii) the limited liability company agreement for the Underwood Project Company, (viii) the limited liability company agreement for the Morton Project Company, (ix) the limited liability company agreement for the Supply Company, (x) the Intellectual Property License Agreement and (xi) the other agreements entered into in connection with this Agreement.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental Authority or regulatory authority (in each such case whether preliminary or final).

“Other Businesses” has the meaning ascribed to it is Section 1.5(a) (Excluded Assets).

“Owned Real Property” means that certain parcel of real property located in Coushatta, Red River Parish, Louisiana, as described more specifically in the legal description attached hereto as Exhibit P, together with all Improvements and all Easements, licenses and other rights and interests appurtenant thereto (including all construction work-in-progress in respect of same).

“Party” or “Parties” has the meaning set forth in the Preamble.

“Permitted Encumbrances” means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any materialmen’s, warehousemen’s, mechanic’s, repairmen’s, landlord’s and other similar statutory Liens arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, which amounts have been appropriately reserved in accordance with GAAP and/or bonded and (iii) the Easements, rights-of-way and other encumbrances set forth on Section 4.12(a) of the Disclosure Schedule. In no event shall any Lien for borrowed money be a Permitted Encumbrance.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

“Personal Property Leases” means all leases or subleases of Tangible Personal Property used or held for use in connection with the Business or necessary to the conduct of the Business as to which ADA-ES or any of its Affiliates is the lessor, sublessor, lessee or sublessee.

“Pre-Closing Tax Period” means (i) any Tax period ending on or before the Closing Date and (ii) with respect to a Tax period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

“Prepaid Expenses” means all prepaid expenses relating to the Business.

“Project” or “Projects” has the meaning set forth in the Recitals.

“Project Companies” means all limited liability companies or other Persons formed to own Projects, including the Red River Project Company, the Morton Project Company, the Underwood Project Company and the Supply Company.

“Real Property” means the Owned Real Property, Easements and Leased Real Property.

“Real Property Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), and any ancillary documents pertaining thereto (including, for instance, amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates), pursuant to which ADA-ES or any of its Affiliates holds any Leased Real Property including, but not limited to, those items identified on Section 4.12(c) of the Disclosure Schedule and including the right to all security deposits and other amounts and instruments deposited by or on behalf of ADA-ES or its Affiliates thereunder.

“Real Property Options” has the meaning set forth in Section 4.12(b) (Real Property).

“Red River Project” has the meaning ascribed to it in the Recitals, and includes all activities associated with the development, construction, ownership, financing, operation, maintenance and use of such Project.

“Red River Project Company” has the meaning ascribed to it in the Recitals.

“Related Parties” has the meaning ascribed to it in Section 4.19 (Affiliate Transactions).

“Release” means any release, spill, emission, discharge, leaking, pumping, pouring, abandoning, emptying, escaping, dumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

“Resolution Period” means the period ending 30 days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Purchase Agreement” has the meaning ascribed to it in Section 7.1(b) (Securities Purchase Agreement).

“Supply Company” has the meaning ascribed to it in the Recitals.

“Tangible Personal Property” means all furniture, fixtures, equipment, machinery, vehicles, computers and other tangible personal property used or held for use in the conduct of the Business.

“Tax” means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding (on amounts paid by or to the relevant Person), payroll, employment, excise, severance, stamp, occupation, premium property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge or any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (domestic or foreign) responsible for the imposition of any such tax and (ii) any Taxes described in clause (i) of another person imposed as a transferor, successor, by contract, by Law or otherwise.

“Tax Return” means any return, report, information return or other document (including any related or supporting information and any amendment to any of the foregoing) filed or required to be filed with respect to Taxes.

“Taxing Authority” means any domestic or foreign Governmental Authority responsible for the imposition, collection or administration of any Tax.

“Team” has the meaning set forth in the Master Services Agreement.

“Third Party Claim” has the meaning ascribed to it in Section 9.2(a) (Method of Asserting Claims).

“Title Company” has the meaning ascribed to it in Section 7.3(g) (Title Insurance for Owned Real Property).

“Transactions” means the transactions contemplated by this Agreement and the Operative Agreements.

“Transferred Intellectual Property” means all Intellectual Property primarily used or held for use in connection with the conduct of the Business or otherwise primarily relating to the ADA-ES Contributed Assets and/or the Underlying Assets.

“Underlying Assets” has the meaning ascribed to it in Section 1.4 (Contributed Assets).

“Underwood Project” has the meaning ascribed to it in the Recitals and includes all activities associated with the development, construction, ownership, financing, operation, maintenance and use of such Project.

“Underwood Project Company” has the meaning ascribed to it in the Recitals.

(b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement and (v) the words “include,” “includes” and “including” mean include, includes and including without limitation. Whenever this Agreement refers to a number of days, such number shall refer to calendar days. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE XI

MISCELLANEOUS

11.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission, or if mailed (first class postage prepaid) or deposited with a reputable overnight courier for next day delivery, to the Parties at the following addresses or facsimile numbers:

If to ADA-ES, to:

ADA-ES, Inc.

8100 SouthPark Way

Unit B

Littleton, Colorado 80120

Facsimile No.: (303) 734-0330

Attn: President

with a copy (which shall not constitute notice to ADA-ES), to:

Fox Rothschild LLP

997 Lenox Drive

Building 3

Lawrenceville, New Jersey 08543-5231

Facsimile No.: (609) 896-1469

Attn: Jonathan R. Lagarenne

If to any ECP Party, to:

Energy Capital Partners, LLC

51 John F. Kennedy Parkway

Suite 200

Short Hills, New Jersey 07078

Facsimile No.: (973) 671-6101

Attn: Tyler Reeder, Vice President

CC: General Counsel

with a copy (which shall not constitute notice to the ECP Party), to:

Latham & Watkins LLP

885 Third Avenue

Suite 1000

New York, New York 10022-4834

Facsimile No.: (212) 751-4864

Attn: Jennifer F. Massouh

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 11.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 11.1, be deemed given upon receipt and (iii) if delivered by mail or reputable overnight courier in the manner described above to the address as provided in this Section 11.1, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 11.1). Either Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party hereto.

11.2 Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the Parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the Parties hereto with respect to the subject matter hereof and thereof.

11.3 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions contemplated hereby are consummated, each of the ECP Parties and ADA-ES will pay their own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the Transactions contemplated hereby and thereby.

11.4 Public Announcements. Except with respect to those public disclosures expressly permitted by the Securities Purchase Agreement, the ECP Parties and ADA-ES will obtain the other Parties’ prior written approval of any press release or public announcement concerning the Transactions to be issued from and after the date of this Agreement and through the dates immediately following Closing; provided, however, that upon Closing, the Parties agree to disclose the mutual investment in the Development Company by ADA-ES and the ECP Parties by issuing a joint press release satisfying any disclosure required by Law or Governmental Authority, including, without limitation, the SEC, substantially in the form of Exhibit Q hereto; and provided, further, that notwithstanding anything to the contrary herein, the ECP Members and their Affiliates and authorized representatives shall be permitted to disclose such information regarding the ECP Members’ investment in the Company and its Subsidiaries, the financial performance of the Company and its Subsidiaries, operations of the Company and its Subsidiaries and such other information relevant to the ECP Members’ investment in the Company (but excluding any trade secrets or other proprietary information relating to Intellectual Property of the Company or ADA-ES) to the limited partners and prospective investors of the ECP Members and their Affiliates who are under duties or obligations of confidentiality.

11.5 Confidentiality. At all times during the existence of the Development Company, each Party hereto will hold, and will cause its Affiliates and their respective representatives to hold, in strict confidence from any Person (other than any such Affiliate or representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental Authorities) or by other requirements of Law, including, but not limited to, disclosures required by ADA-ES or the ECP Parties to comply with the rules and regulations of the SEC or (ii) disclosed in an Action or Proceeding brought by a Party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other Party or any of its Affiliates furnished to it by the other Party or such other Party’s representatives in connection with this Agreement or the Transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the Party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving Party or (c) later acquired by the receiving Party from another source if the receiving Party is not aware that such source is under an obligation to another Party hereto to keep such documents and information confidential; provided, however, that following Closing the foregoing restrictions will not apply to the AC Venture Companies’ use of documents and information concerning the Business and the ADA-ES Contributed Assets or the Underlying Assets or any disclosure permitted by the Operating Agreement.

11.6 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

11.7 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each of the Parties.

11.8 Specific Performance. Notwithstanding anything contained herein to the contrary, each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement, excluding breaches of the Parties’ representation and warranties contained in Articles III (Representations and Warranties of the ECP Parties) and IV (Representations and Warranties of ADA-ES) (which breaches may be remedied through operation of the indemnification provisions of Article IX (Indemnification)), are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

11.9 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 1.7 (Excluded Liabilities) and Article IX (Indemnification).

11.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Party hereto and any attempt to do so will be void, except (i) for assignments and transfers by operation of Law and (ii) a Party may assign any or all of its rights, interests and obligations hereunder to a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment referred to in clause (ii) shall relieve such Party of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and assigns.

11.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

11.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

11.13 Mutual Drafting. The Parties are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the Parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement, the Operative Agreements, the Transactions or any agreement or instrument executed in connection herewith, and therefore waive their effects.

11.14 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles (whether of the State of Delaware or otherwise) that would result in the application of the laws of any other jurisdiction.

11.15 Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE JURISDICTION OF ANY UNITED STATES DISTRICT COURT OR DELAWARE CHANCERY COURT LOCATED IN WILMINGTON, DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

11.16 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS

WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.17 *

11.18 Counterparts. This Agreement may be executed in any number of counterparts, any of which may be delivered via facsimile or PDF, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

ADA-ES, INC.

By:
Name:	Michael D. Durham
Title:	President & CEO

[SIGNATURE PAGE TO CROWFOOT JOINT DEVELOPMENT AGREEMENT]

ENERGY CAPITAL PARTNERS I, LP

By:	Energy Capital Partners GP I, LLC, its general partner

By:	Energy Capital Partners, LLC, its managing member

By:
Name:	Peter Labbat
Title:	Managing Member

ENERGY CAPITAL PARTNERS I-A, LP

By:	Energy Capital Partners GP I, LLC, its general partner

By:	Energy Capital Partners, LLC, its managing member

By:
Name:	Peter Labbat
Title:	Managing Member

ENERGY CAPITAL PARTNERS I-B IP, LP

By:	Energy Capital Partners GP I, LLC, its general partner

By:	Energy Capital Partners, LLC, its managing member

By:
Name:	Peter Labbat
Title:	Managing Member

[SIGNATURE PAGE TO CROWFOOT JOINT DEVELOPMENT AGREEMENT]

ENERGY CAPITAL PARTNERS I (CROWFOOT IP), LP

By:	Energy Capital Partners GP I, LLC, its general partner

By:	Energy Capital Partners, LLC, its managing member

By:
Name:	Peter Labbat
Title:	Managing Member

[SIGNATURE PAGE TO CROWFOOT JOINT DEVELOPMENT AGREEMENT]

EXHIBIT A

CAPITALIZED TANGIBLE PERSONAL PROPERTY

*

EXHIBIT A-1

EXHIBIT B

CONVEYANCE OF UNDERLYING ASSETS TO AC VENTURE COMPANIES

This Exhibit B is delivered pursuant to that certain Joint Development Agreement, dated as of September 29, 2008 (the “Agreement”), by and between ADA-ES and the ECP Parities. Capitalized terms used and not otherwise defined in this Exhibit B have the meanings set forth in the Agreement.

I. UNDERLYING ASSETS AND ASSUMED LIABILITIES TO BE TRANSFERREDTO THE SUPPLY COMPANY

A. Business Books and Records relating primarily to the Supply Company.

B. The following Leased Real Property and Real Property Leases:

*

C. Prepaid Expenses relating primarily to the Supply Company.

D. Business Licenses relating primarily to the Supply Company.

E. The following Business Contracts:

*

F. All Tangible Personal Property located at the Murchison Project, including, without limitation:

G. Accounts receivable relating primarily to the Supply Company.

H. Assumed Liabilities directly related to the foregoing.

II. UNDERLYING ASSETS AND ASSUMED LIABILITIES TO BE TRANSFERRED TO THE UNDERWOOD PROJECT COMPANY THE UNDERWOOD PROJECT COMPANY

A. Business Books and Records relating primarily to the Underwood Project Company.

B. The following Real Property Options:

*

C. Prepaid Expenses relating primarily to the Underwood Project Company.

D. Business Licenses relating primarily to the Underwood Project Company.

E. The following Business Contracts:

*

F. Tangible Personal Property relating primarily to the Underwood Project Company.

EXHIBIT B-1

G. Accounts receivable relating primarily to the Underwood Project Company.

H. Assumed Liabilities directly related to the foregoing.

III. UNDERLYING ASSETS AND ASSUMED LIABILITIES TO BE TRANSFERRED TO THE MORTON PROJECT COMPANY

A. Business Books and Records relating primarily to the Morton Project Company.

B. Prepaid Expenses relating primarily to the Morton Project Company.

C. Business Licenses relating primarily to the Morton Project Company.

D. The following Business Contracts and all consents and notifications related thereto:

*

E. Tangible Personal Property relating primarily to the Morton Project Company.

F. Accounts receivable relating primarily to the Morton Project Company.

G. Assumed Liabilities directly related to the foregoing.

[SIGNATURE PAGE TO CROWFOOT JOINT DEVELOPMENT AGREEMENT]

IV. UNDERLYING ASSETS AND ASSUMED LIABILITIES TO BE TRANSFERRED TO THE RED RIVER PROJECT COMPANY

A. All Underlying Assets and Assumed Liabilities, other than Business Contracts and the Assumed Liabilities related thereto, and other than those transferred to the Supply Company, the Underwood Project Company and the Morton Project Company in the manner specified in Parts I, II and II, respectively, in this Exhibit B shall be transferred to the Red River Project Company.

B. The following Business Contracts and all Assumed Liabilities and consents and notifications related thereto:

*

[SIGNATURE PAGE TO CROWFOOT JOINT DEVELOPMENT AGREEMENT]

EXHIBIT C-1

CONTRIBUTION AND ASSUMPTION AGREEMENT

FOR UNDERLYING ASSETS

EXHIBIT C-1-1

EXHIBIT C-2

CONTRIBUTION AND ASSUMPTION AGREEMENT

FOR ADA-ES CONTRIBUTED ASSETS

EXHIBIT C-2-1

EXHIBIT D

CROWFOOT DEVELOPMENT

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT D-1

EXHIBIT E

RED RIVER ENVIRONMENTAL PRODUCTS

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT E-1

EXHIBIT F

UNDERWOOD ENVIRONMENTAL PRODUCTS

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT F-1

EXHIBIT G

MORTON ENVIRONMENTAL PRODUCTS

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT G-1

EXHIBIT H

CROWFOOT SUPPLY COMPANY

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT H-1

EXHIBIT I

MASTER SERVICES AGREEMENT

EXHIBIT I-1

EXHIBIT J

INTELLECTUAL PROPERTY LICENSE AGREEMENT

EXHIBIT J-1

EXHIBIT K

ECP MANAGING MEMBER CERTIFICATE

EXHIBIT K-1

EXHIBIT L

ADA-ES SECRETARY’S CERTIFICATE

EXHIBIT L-1

EXHIBIT M

IP ASSIGNMENTS

EXHIBIT M-1

EXHIBIT N

LEGAL OPINION OF SCHUCHAT, HERZOG & BRENMAN

EXHIBIT N-1

EXHIBIT O

SECURITIES PURCHASE AGREEMENT

EXHIBIT O-1

EXHIBIT P

OWNED REAL PROPERTY LEGAL DESCRIPTION

EXHIBIT P-1

EXHIBIT Q

JOINT PRESS RELEASE

EXHIBIT Q-1